PREFERRED INCOME FUND INCORPORATED
                                         Amended Working Copy of
                     Articles Supplementary Creating and Fixing the Rights of
                                 Money Market Cumulative Preferred(TM) Stock

                PREFERRED INCOME FUND INCORPORATED, a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
                  FIRST: The Articles Supplementary Creating and Fixing the Rights of Money Market Cumulative Preferred Stock ("MMP(R)") of the Corporation (along with the Articles of Incorporation of the Corporation herein referred to as the "Articles") are hereby amended by deleting Article SECOND in its entirety and inserting in lieu thereof the following:

               SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such series of preferred stock are as follows: PART I 1. Number of Shares; Ranking. (a) The number of authorized shares constituting the MMP is 2,000. No fractional shares of MMP shall be issued.

       (b) Any shares of MMP which at any time have been redeemed, purchased or otherwise acquired by the Corporation shall, after such redemption, purchase or acquisition, have the status of authorized but unissued shares of MMP. The Corporation may not repurchase shares of MMP if, as a result of such purchases, the number of shares of MMP outstanding would be fewer than 200.
                 (c) The shares of MMP shall rank on a parity with shares of any other series of Preferred Stock as to the payment of dividends, including any Additional Distribution Rights, and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.
                 (d) The Corporation shall not reissue any shares of MMP acquired by it unless (i) on the Business Day on which such shares are reissued the Eligible Asset Coverage is met giving effect to such reissuance and (ii) the Board of Directors receives written confirmation from Moody's that such reissuance would not impair the rating then assigned by Moody's to the shares of MMP.
                  2. Dividends. (a) The Holders of shares of MMP shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and no more (except to the extent set forth in subparagraph (c)(i) and paragraph (d) of this Section 2), payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this
Section 2. Dividends on shares of MMP shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof.
                 (b) (i) Dividends  shall be payable,  subject to  subparagraphs
(b)(ii)(A) and (b)(ii)(C) of this Section 2, on shares of MMP, on Thursday, June 6, 1991, and on each succeeding seventh Thursday following such date, provided that if the Corporation, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Rate Period as a Special Rate Period that consists of:
                  (A) 91 Rate Period Days, dividends shall be payable, subject to subparagraphs (b)(ii)(A) and (b)(ii)(C) of this Section 2, on shares of MMP on the thirteenth Thursday after the first day of such Special Rate Period;
                  (B) 182 Rate Period Days, dividends shall be payable, subject to subparagraphs (b)(ii)(A) and (b)(ii)(C) of this Section 2, on shares of MMP on each of the thirteenth and twenty-sixth Thursdays after the first day of such Special Rate Period;
                  (C) four or more Dividend Periods, dividends shall be payable, subject to subparagraphs (b)(ii)(B) and (b)(ii)(C) of this Section 2, on shares of MMP, on the first day of the fourth month after the first day of such Special Rate Period and on the first day of each succeeding third month thereafter; provided, however, that if dividends for the last Dividend Period in any Special Rate Period would be payable as determined in this subparagraph (b)(i)(C) on a day that is not a Thursday, then dividends for such last Dividend Period shall be payable instead on the first Thursday preceding such day.
After any Special Rate Period, dividends on such shares of MMP shall be payable, subject to subparagraphs (b)(ii)(A) and (b)(ii)(C) of this Section 2, on each succeeding seventh Thursday, subject in each case to the option of the Corporation to further designate from time to time any Subsequent Rate Period thereof as a Special Rate Period.
                (ii) (A) In the case of dividends that would be payable on a Thursday, as determined by subparagraph (b)(i) of this Section 2, including clause (A) or (B) of the proviso thereto, if:
                        (1) (x) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York, on Dividend Payment Dates, the amount then due as dividends or shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, such amount but shall not have so advised the Auction Agent of such availability, and (y) (I) such Thursday is not a Business Day or (II) the day following such Thursday is not a Business Day, then dividends shall be payable on the first Business Day that falls prior to such Thursday and is immediately followed by a Business Day; or
                        (2) (x) the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates and shall have advised the Auction Agent of such availability, and (y) such Thursday is not a Business Day, then dividends shall be payable on the first Business Day that falls after such Thursday.
                 (B) In the case of dividends that would be payable on the first day of a month, as determined by clause (C) of the proviso to subparagraph (b)(i) of this Section 2, if:
                        (1) (x) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York, on Dividend Payment Dates, the amount then due as dividends or shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, such amount but shall not have so advised the Auction Agent of such availability, and (y) (I) such first day of the month is not a Business Day or (II) the day following such first day is not a Business Day, then dividends shall be payable on the first
        Business Day that falls after such first day of the month and is immediately followed by a Business Day; or
                        (2) (x) the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates and shall have advised the Auction Agent of such availability, and (y) such first day of the month is not a Business Day, then dividends shall be payable on the first Business Day after such first day of the month.
                 (C) If any date on which dividends would be payable for any shares of MMP as determined above is a day that would result in the number of days between the second Auction Date preceding such date and the date that would have been the Auction Date next succeeding such second Auction Date (determined by including such second preceding Auction Date and excluding the date that would have been such next succeeding Auction Date) not being at least equal to the Minimum Holding Period, then dividends on shares of MMP shall be payable, if clause (1) of either subparagraph (b)(ii)(A) or (B) of this Section 2 is applicable to the shares of MMP, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day or, if clause (2) of either subparagraph (b)(ii)(A) or (B) of this
       Section 2 is applicable to the shares of MMP, on the first Business Day following such date on which dividends would be so payable, that in either case results in the number of days between successive Auction Dates (determined as above) being at least equal to the Minimum Holding Period; provided, however, that the Board of Directors, in the event of any change in law changing the Minimum Holding Period, shall adjust the period of time between Auction Dates for shares of MMP so as, subject to subparagraphs (b)(ii)(A) and (b)(ii)(B) of this Section 2, and this subparagraph (b)(ii)(C), to adjust uniformly the number of Rate Period Days in Minimum Rate Periods commencing after the date of such change in law to equal or exceed the Minimum Holding Period, provided that after such adjustment:

               (1) the rating on the shares of MMP is not adversely modified as a result of such adjustment;

                        (2) such number of Rate Period Days does not exceed the length of the then-current Minimum Holding Period by more than nine days and is not less than seven or more than 182 days; and
                        (3) dividends continue to be payable for Minimum Rate Periods, subject to such subparagraphs (b)(ii)(A) and (b)(ii)(B) and this subparagraph (b)(ii)(C), on the successive Thursdays designated by the Board of Directors, in which event dividends shall be payable on shares of MMP, in lieu of the Thursdays specified in subparagraph (b)(i) of this Section 2, on the successive Thursdays so designated by the Board of Directors and, if there are more than 90 Rate Period Days in any such Subsequent Rate Period, on the Thursday that is the 91st day thereof (with respect to the Dividend Period ending on such 90th day), subject to such subparagraphs (b)(ii)(A) and (b)(ii)(B) and this subparagraph (b)(ii)(C). The Corporation shall notify Moody's at the earliest possible date of any proposed change in law known to the Corporation that would alter the Minimum Holding Period, in order that Moody's may analyze the Eligible Asset Coverage Amount and Dividend Coverage Amount in light of the altered number of Rate Period Days with a view toward maintaining its then-current rating of the shares of MMP (and the Corporation shall have been advised in writing by Moody's that its then-current rating on the shares of MMP will be maintained) in the event such proposed change in law is enacted, and the Corporation will use reasonable efforts to maintain the then-current rating of the shares of MMP notwithstanding the enactment of the change in law. Upon any such change in the number of Rate Period Days as a result of a change in law, the Corporation shall mail or cause to be mailed notice of such change by first class mail, postage prepaid, to the Auction Agent, the MMP Paying Agent, each Broker-Dealer, each Holder at such Holder's address as the same appears on the stock books of the Corporation and to Moody's.
                 (iii) The Corporation shall pay or cause to be paid to the MMP Paying Agent not later than 12:00 Noon, New York City time, on the Business Day next preceding each such Dividend Payment Date for shares of MMP, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. The Corporation may direct the MMP Paying Agent to invest any such funds in short-term Money Market Instruments, provided that the proceeds of any such investment will be available in The City of New York, New York at the opening of business on such Dividend Payment Date.
                 (iv) All moneys paid to the MMP Paying Agent for the payment of dividends (or for the payment of any late charges pursuant to subparagraph
(c)(i) of this Section 2 or Additional Distributions) and any income or proceeds therefrom shall be held in trust for the payment of such dividends (and any such late charges or Additional Distributions) by the MMP Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the MMP Paying Agent in accordance with the foregoing (and any income or proceeds therefrom) but not applied by the MMP Paying Agent to the payment of dividends (and any late charges or Additional Distributions) will, to the extent permitted by law, be repaid to the Corporation no later than the end of 12 months from the date on which such moneys, income or proceeds were so to have been applied.
                 (v) Each dividend on shares of MMP shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the stock books of the Corporation on the Business Day next preceding such Dividend Payment Date. Subject to paragraph (e) of this Section 2, dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.
                 (c) (i) The dividend rate on shares of MMP issued on April 17, 1991, during the period from and after such Date of Original Issue to and including the last day of the Initial Rate Period shall be equal to 4.90% per annum. For each Subsequent Rate Period, the dividend rate on shares of MMP shall be equal to the rate per annum that results from an Auction for such shares on the Auction Date next preceding such Subsequent Rate Period; provided, however, that if an Auction for any Subsequent Rate Period is not held for any reason or the shares of MMP are no longer held in the form of a single global certificate by a Securities Depository or if a Failure to Deposit has occurred that has not been cured (in which cases an Auction shall not be held), then, subject to the next succeeding proviso, the dividend rate on such shares for such Subsequent Rate Period shall be the Maximum Rate on the Auction Date for such Subsequent Rate Period; provided, further, however, that if:
                        (A) any Failure to Deposit shall have occurred with respect to shares of MMP during any Rate Period thereof (other than any Special Rate Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence or the Corporation shall not have paid to the MMP Paying Agent a late charge ("Late Charge") equal to the sum of:
                   (1) if such  Failure to Deposit  consisted  of the failure to pay timely to the MMP Paying Agent pursuant to subparagraph (c)(ii) of this Section 2 the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying (x) 225% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure of Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the product of $100,000 and the number of outstanding shares of MMP; and
                   (2) if such  Failure to Deposit  consisted  of the failure to pay timely to the MMP Paying Agent pursuant to paragraph (e) of Section 3 of this Part I the cash redemption price of the shares of MMP of such series, if any, for which Notice of Redemption has been given by the Corporation pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying (x) 225% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate cash redemption price of the shares of MMP to be redeemed; or
                        (B) any Failure to Deposit shall have occurred with respect to shares of MMP during a Special Rate Period thereof consisting of four or more Dividend Periods, or during any Rate Period thereof succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured, and such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence during such Special Rate Period or such Rate Period, or the Corporation shall not have paid to the MMP Paying Agent a Late Charge calculated as set forth in subparagraph (c)(i)(A) of Section 2 above (except that for this purpose, the "AA" Composite Commercial Paper Rate shall be the "AA" Composite Commercial Paper Rate applicable to a Rate Period (x) consisting of 148 or more Rate Period Days but fewer than 182 Rate Period Days and (y) commencing on the date on which the Rate Period during which the Failure to Deposit occurred commenced), then the dividend rate for shares of MMP for each Subsequent Rate Period thereof commencing after such failure to and including the later of (i) the Subsequent Rate Period, if any, during which the applicable Late Charge is paid by the Corporation to the MMP Paying Agent (provided that such Late Charge shall have been paid no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period) and (ii) the Subsequent Rate Period, if any, during which such Failure to Deposit is so cured shall be a rate per annum equal to the Maximum Rate on the Auction Date for such Subsequent Rate Period (but with the prevailing rating of such shares, for purposes of determining such Maximum Rate, being deemed to be "Below 'baa3'") (the rate per annum at which dividends are payable on shares of MMP for any Rate Period for such shares being herein referred to as the "Applicable Rate" for such shares). A Failure to Deposit with respect to shares of MMP shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Corporation to make required payments to the MMP Paying Agent) with respect to any Rate Period if, not later than 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period the Corporation shall have paid to the MMP Paying Agent (A) all accumulated and unpaid dividends on the shares of MMP and (B) without duplication, the redemption price due and unpaid for the shares of MMP, if any, for which Notice of Redemption has been given by the Corporation pursuant to paragraph (b) of Section 3 of this Part I.
                 (ii) The amount of dividends per share payable on shares of MMP on any date on which dividends shall be payable on such shares shall be computed by multiplying the respective Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $100,000. Any dividend payment made on shares of MMP shall be credited against the earliest accumulated but unpaid dividends due with respect to such shares of MMP.
                 (d) Each Holder who is entitled to receive any dividend declared by the Board of Directors on MMP shall also be entitled to receive an Additional Distribution Right. The Additional Distribution Right will be issued on the payment date for the related dividend to the person entitled to receive the dividend as the holder of record of the MMP on the record date for the dividend and the Additional Distribution will be paid in the same manner as provided in these Articles Supplementary with respect to cash dividends.
                 (e) (i) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of stock ranking, as to the payment of dividends, on a parity with shares of MMP for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of MMP and any other parity stock through the most recent respective Dividend Payment Date with respect thereto. When dividends are not paid in full as aforesaid, upon the shares of MMP or any other class or series of stock ranking on a parity as to the payment of dividends with shares of MMP, all dividends declared upon shares of MMP and any other such class or series of stock ranking on a parity as to the payment of dividends with shares of MMP shall be declared pro rata so that the amount of dividends declared per share on shares of MMP and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of MMP and such other class or series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full). Holders of shares of MMP shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends and Additional Distributions, as herein provided, on shares of MMP. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of MMP which may be in arrears, and, except to the extent set forth in subparagraph (c)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.
                 (ii) For so long as any shares of MMP are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Corporation ranking junior to the MMP as to dividends or upon liquidation (except a dividend payable in shares of Common Stock or such shares ranking junior to the MMP), or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other shares of the Corporation ranking junior to the MMP as to dividends or upon liquidation, unless:
                        (A) immediately thereafter, the 1940 Act Asset Coverage is met, the Eligible Asset Coverage is met and the Dividend Coverage is met;
                        (B) full cumulative dividends on all shares of MMP for all past Rate Periods and any Additional Distributions then due have been paid or declared and a sum sufficient for the payment of such dividends and Additional Distributions set apart for payment; and
                        (C) the Corporation has redeemed the full number of shares of MMP required to be redeemed by any provision for mandatory redemption contained in these Articles Supplementary (the number of shares subject to mandatory redemption to be determined without regard to the requirement that redemptions be made out of legally available funds).
The Certificate of 1940 Act Asset Coverage, the Certificate of Eligible Asset Coverage and the Certificate of Dividend Coverage dated as of the applicable evaluation date shall reflect any such transaction. An officer's certificate shall be filed with the records of the Corporation maintained at its principal executive office evidencing that (B) has been satisfied.
                 (iii) No dividend shall be declared, paid or set apart for payment on any class of stock of the Corporation (except dividends payable in stock of the Corporation), and no shares of any class of stock of the Corporation shall be called for redemption, redeemed, repurchased or otherwise acquired for consideration by the Corporation, unless the Corporation has paid or set apart for payment all Additional Distributions then due pursuant to Additional Distribution Rights issued by the Corporation in connection with payment of dividends or redemption of shares of MMP. If the Corporation does not pay all Additional Distributions then due, the amount paid shall be payable to each holder of Additional Distribution Rights to which Additional Distributions are due (regardless of the scheduled payment date) in the proportion that the Additional Distributions then due to such holder bear to the aggregate Additional Distributions due to all such holders.

               3. Redemption. (a)(i) Subject to the next succeeding sentence, the shares of MMP may be redeemed, at the option of the Corporation, as a whole or from time to time in part, on the second Business Day next preceding any Dividend Payment Date therefor, at a redemption price per share equal to the sum of:

                        (A)         $100,000;
                        (B) an amount  equal to all  dividends  (whether  or not
        earned or declared) accumulated thereon up to but not including the date fixed for redemption and unpaid, and an Additional Distribution Right with respect to such accumulated and unpaid dividends; and
                         (C) if redeemed during any Rate Period consisting of four or more Dividend Periods, the applicable redemption premium, if any, specified in the next succeeding sentence;
provided that shares of MMP may not be redeemed in part if after such partial redemption fewer than 200 shares remain outstanding. The applicable redemption premium per share of MMP during any Rate Period consisting of four or more Dividend Periods that is redeemed pursuant to this subparagraph (a)(i) shall be equal to:
                        (A)  $1,000  if such  share is  redeemed  on the  second
        Business Day next preceding the second or third Dividend Payment Date in a Rate Period consisting of four Dividend Periods;
                        (B)  $3,000  if such  share is  redeemed  on the  second
        Business Day next preceding the second or third Dividend Payment Date in a Rate Period consisting of 12 Dividend Periods, $2,000 if such share is redeemed on the second Business Day next preceding the fourth, fifth, sixth or seventh Dividend Payment Date in a Rate Period consisting of 12 Dividend Periods or $1,000 if such share is redeemed on the second Business Day next preceding the eighth, ninth, tenth or eleventh Dividend Payment Date in any such Rate Period; or
                        (C)  $3,000  if such  share is  redeemed  on the  second
        Business Day next preceding any Dividend Payment Date during the first seven Dividend Periods in a Rate Period consisting of 20 Dividends Periods, $2,000 if such share is redeemed on the second Business Day next preceding the eighth, ninth, tenth or eleventh Dividend Payment Date in any such Rate Period, $1,000 if such share is redeemed on the second Business Day next preceding the twelfth, thirteenth, fourteenth or fifteenth Dividend Payment Date in any such Rate Period or $0 if such share is redeemed on the second Business Day next preceding the sixteenth, seventeenth, eighteenth or nineteenth Dividend Payment Date in any such Rate Period.
                 (ii) The shares of MMP may be redeemed, at the option of the Corporation, as a whole but not in part, on the first day following any Dividend Period thereof included in a Rate Period consisting of four or more Dividend Periods if, on the date of determination of the Applicable Rate for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Rate for such Rate Period, at a redemption price per share equal to the sum of $100,000 plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including the date fixed for redemption and unpaid, and an Additional Distribution Right with respect to such accumulated and unpaid dividends.
                 (iii) (A) If the 1940 Act Asset Coverage is not met as of the 1940 Act Asset Coverage Cure Date as shown in a Certificate of 1940 Act Asset Coverage and the related Accountants' Certificate delivered by the Corporation to the Common Stock Paying Agent by the close of business on such 1940 Act Asset Coverage Cure Date, then the Corporation shall, by the close of business on such 1940 Act Asset Coverage Cure Date, (1) notify the MMP Paying Agent of its intention to redeem on the earliest practicable date following such 1940 Act Asset Coverage Cure Date the number of shares of MMP set forth below and (2) give a Notice of
       Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days nor more than 33 days after the date of such notice) with respect to the redemption of MMP on such mandatory redemption date. On such mandatory redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of MMP equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date, would have resulted in the 1940 Act Asset Coverage having been met on such 1940 Act Asset Coverage Cure Date or, if the 1940 Act Asset Coverage cannot be so restored, all of the shares of MMP, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including such mandatory redemption date and unpaid, and an Additional Distribution Right with respect to such accumulated and unpaid dividends.
                 (B) If the Eligible Asset Coverage is not met as of any Eligible Asset Cure Date as shown in a Certificate of Eligible Asset Coverage and the related Accountants' Certificate delivered by the Corporation to the MMP Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date, then the Corporation shall, by the close of business no later than the second Business Day following such Eligible Asset Cure Date, (1) notify the MMP Paying Agent of its intention to redeem on the earliest practicable date following such Eligible Asset Cure Date the number of shares of MMP determined as provided below and (2) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days nor more than 33 days after the date of such notice) with respect to the redemption of shares of MMP on such mandatory redemption date. The Corporation shall redeem, out of funds legally available therefor, the number of shares of MMP equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date, would have resulted in the Eligible Asset Coverage having been met on such Eligible Asset Cure Date or, if the Eligible Asset Coverage cannot be restored, all of the shares of MMP, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including such mandatory redemption date and unpaid, and an Additional Distribution Right with respect to such accumulated and unpaid dividends.
                 (C) In the event of a redemption in part of the shares of MMP pursuant to this subparagraph (a)(iii), such redemption shall not be effected on either of the two Business Days immediately preceding an Auction Date.
                 (b) If the Corporation shall determine or be required to redeem shares of MMP pursuant to paragraph (a) of this Section 3, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation on the record date established by the Board of Directors. Such Notice of Redemption shall be so mailed no less than 30 nor more than 33 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date;
(ii) the number of shares of MMP to be redeemed; (iii) the CUSIP number of such shares; (iv) the redemption price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption  date;  (vii) the  provision or  provisions  of paragraph (a) of this
Section 3 under which such redemption is made; and (viii) if applicable, that the Holders of the shares of MMP being called for redemption will not be entitled to participate, with respect to such shares, in an Auction held subsequent to the date of such Notice of Redemption. If fewer than all shares of MMP held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.
                 (c) Notwithstanding the other provisions of this Section 3, the Corporation shall not redeem, purchase or otherwise acquire for consideration shares of MMP unless:
                        (i) all  Additional  Distributions  due on or before the
        date of such redemption shall have been or are contemporaneously paid or a sum sufficient to pay such Additional Distributions set apart for payment;
                        (ii)  all  accumulated  and  unpaid   dividends  on  all
        outstanding shares of MMP for all applicable past Rate Periods shall have been or are contemporaneously paid or declared and a sum sufficient for the payment of such dividends set apart for payment; and
                        (iii)  other than in the case of  mandatory  redemptions
        pursuant to paragraph (a)(iii) of this Section 3 only, the 1940 Act Asset Coverage, the Eligible Asset Coverage and the Dividend Coverage would be met on the date of such redemption, purchase or other acquisition after giving effect thereto and, on or prior to such date, the Corporation provides to the Common Stock Paying Agent a Certificate of 1940 Act Asset Coverage and to the MMP Paying Agent a Certificate of Eligible Asset Coverage and a Certificate of Dividend Coverage, each together with a confirming Accountants' Certificate, showing compliance with this clause (iii) of this paragraph (c);
provided, however, that the Corporation may, without regard to the limitation contained in clause (ii) of this paragraph (c), but subject to the requirements of the 1940 Act, redeem, purchase or otherwise acquire shares of MMP (A) as a whole, pursuant to a mandatory redemption, or (B) pursuant to a purchase or exchange offer made on an equal basis for all of the outstanding shares of MMP pursuant to the 1940 Act. In the event that shares of MMP are acquired pursuant to an exchange offer, the securities exchanged for the MMP must have a rating from Moody's equivalent to the then-current rating on the MMP. In the event that fewer than all of the outstanding shares of MMP are to be redeemed pursuant to either an optional redemption or a mandatory redemption, the shares to be redeemed shall otherwise be selected by lot, or such other method as the Board of Directors shall deem fair and equitable. An officer's certificate shall be filed with the records of the Corporation maintained at its principal executive offices evidencing that (ii) has been satisfied.
                 (d) On or after the redemption date, each Holder of shares of MMP that were called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash redemption price, without interest, and the Additional Distribution Right; provided, however, that if and so long as all shares of MMP are held of record by a single person, such person shall not be required to surrender the certificate representing such shares in connection with a partial redemption of shares of MMP. If less than all of the shares represented by the share certificate are to be redeemed and the share certificate has been surrendered, the Corporation shall issue a new share certificate for the shares not redeemed.
                 (e) Not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the redemption date, the Corporation shall irrevocably deposit with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the MMP Paying Agent sufficient funds to pay the cash redemption price of the shares of MMP to be redeemed and shall give the MMP Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the cash redemption price for such shares upon surrender of the certificate therefor. The Corporation may direct the MMP Paying Agent to invest any such available funds in short-term Money Market Instruments, provided that the proceeds of any such investment will be available in The City of New York, New York, at the opening of business on such redemption date. All such funds (to the extent necessary to pay the full amount of the redemption price) shall be held in trust for the benefit of the Holders.
                 (f) If the Corporation shall have given or caused to be given a Notice of Redemption as aforesaid, shall have irrevocably deposited with the MMP Paying Agent a sum sufficient to pay the cash redemption price for the shares of MMP as to which such Notice of Redemption was given and shall have given the MMP Paying Agent irrevocable instructions and authority to pay the cash redemption price to the Holders of such shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Corporation shall have defaulted in making payment of the redemption price), all rights of the Holders of such shares by reason of their ownership of such shares, except their right to receive the redemption price thereof (but without interest) and any amount distributed pursuant to the Additional Distribution Right distributed upon redemption or otherwise to the Holder, shall terminate, and such shares shall no longer be deemed outstanding for any purpose, including, without limitation, calculation of the Eligible Asset Coverage and the Dividend Coverage and the right of the Holders of such shares to vote on any matter or to participate in any subsequent Auction. The Corporation shall be entitled to receive, from time to time, from the MMP Paying Agent the income, if any, derived from the investment of moneys and/or other assets deposited with it (to the extent that such income is not required to pay the cash redemption price of the shares to be redeemed), and the Holders of shares to be redeemed shall have no claim to any such income. In case the Holder of any shares called for redemption shall not claim the redemption price for his shares within two years after the redemption date, the MMP Paying Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the MMP Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such shares, and such Holder shall thereafter look only to the Corporation for payment of the redemption price of such shares.
                 (g) Except as set forth in this Section 3 with respect to redemptions and subject to the provisions of paragraph (e) of Section 2 and paragraph (b) of Section 1 of this Part I and paragraph (c) of this Section 3 and the 1940 Act, nothing contained herein shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of MMP outside of an Auction at any price, whether higher or lower than the redemption price, in
privately  negotiated   transactions  or  in  the  over-the-counter   market  or
otherwise.
                 (h) Solely for the purpose of determining the number of shares of MMP to be stated in a Notice of Redemption as subject to a mandatory or optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption. The Corporation shall not give a Notice of Redemption with respect to an optional redemption unless at the time of giving such notice the Corporation shall have sufficient legally available funds in the form of cash or U.S. Treasury Securities and short-term Money Market Instruments maturing in 30 days or less to effect the redemption of all of the shares of MMP to be redeemed pursuant to such notice. To the extent that any redemption of which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of MMP shall be deemed to exist at any time after the date specified for redemption in the Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust funds with the MMP Paying Agent with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed shares of MMP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of MMP and shall include those shares of MMP for which a Notice of Redemption has been given, subject to paragraph (f) above.
                 (i) In the event that the Corporation shall have given a Notice of Redemption with respect to any of the shares of MMP and the sale of any Eligible Asset with a Discount Factor of greater than 1.000 shall be necessary to provide sufficient moneys to redeem all such shares on the redemption date, the Corporation shall sell or otherwise liquidate such asset as soon as reasonably practicable following the date on which such Notice of Redemption is given and shall take all reasonable steps to ensure that all such sales or other liquidation's are effected no later than 30 days after such date.
                 (j) In effecting any redemption pursuant to this Section 3, the Corporation shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Maryland law, but shall effect no redemption except in accordance with the 1940 Act and Maryland law.
                 (k) In the case of any redemption pursuant to this Section 3, only whole shares of MMP shall be redeemed.

               4. Designation of Special Rate Periods. (a) The Corporation, at its option, may designate any succeeding Subsequent Rate Period as a Special Rate Period; provided, however, that such designation shall be effective only if:

                        (i) notice thereof shall have been given in accordance with paragraph (b) and subparagraph (c)(i) of this Section 4;
                        (ii) any Failure to Deposit that shall have occurred with respect to shares of MMP during any Rate Period shall have been cured in accordance with the provisions of the third sentence of subparagraph (c)(i) of Section 2 of this Part I;
                        (iii) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof) shall have existed in the Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period;
                        (iv) if any Notice of Redemption shall have been mailed by the Corporation pursuant to paragraph (b) of Section 3 of this Part I with respect to any shares of MMP, the Redemption Price with respect to any such shares of MMP shall have been paid to the Holders of such shares or set apart for payment;

               (v) the length of such proposed Special Rate Period shall exceed the Minimum Holding Period; and

                        (vi) Moody's shall have confirmed in writing to the Corporation that such designation shall not adversely affect its then-current rating of the MMP.
                 (b) If the Corporation proposes to designate any succeeding Subsequent Rate Period as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than 20 nor more than 30 days prior to the date the Corporation proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be:
                        (i) published or caused to be published by the Corporation in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news; and
                        (ii) mailed by the Corporation by first-class mail, postage prepaid, to the Holders of shares of MMP.
Each such notice shall state (A) that the Corporation may exercise its option to designate a succeeding Subsequent Rate Period as a Special Rate Period, specifying the first day thereof and (B) that the Corporation will by 11:00 A.M., New York City time, on the second Business Day next preceding such date notify the Auction Agent of either (1) its determination, subject to certain conditions, to exercise such option, in which case the Corporation shall specify the Special Rate Period designated, or (2) its determination not to exercise such option.
                 (c) Not later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period as to which notice has been given as set forth in paragraph (b) of this
Section 4, the Corporation shall deliver to the Auction Agent either:
                        (i) a notice stating (A) that the Corporation has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids shall not exist unless all shares of MMP are subject to Hold Orders or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Rate Period with respect to shares of MMP and (D) the scheduled Dividend Payment Dates during such Special Rate Period; such notice to be accompanied by a Certificate of Eligible Asset Coverage showing that, as of the third Business Day next preceding such proposed Special Rate Period, Eligible Assets were at least equal to Eligible Asset Coverage as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period) and written confirmation from Moody's that the designation of such Special Rate Period will not adversely affect Moody's then-current rating of the MMP; or
                        (ii) a notice stating that the Corporation has determined not to exercise its option to designate a Special Rate Period of MMP and that the next succeeding Rate Period shall be a Minimum Rate Period.
If the Corporation fails to deliver either such notice (and, in the case of the notice described in clause (i) above, a Certificate of Eligible Asset Coverage and confirmation from Moody's to the effect set forth in clause (i)) with respect to any designation of any proposed Special Rate Period to the Auction
Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Corporation shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in clause (ii) of the preceding sentence.
                5. Voting Rights. (a) Except as otherwise provided in the Articles or as otherwise required by law, each Holder of shares of MMP shall be entitled to one vote for each share of MMP held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of MMP and shares of Common Stock shall vote together as a single class.
                 (b) At any meeting of the shareholders of the Corporation held for the election of directors, the holders of Preferred Stock, including MMP, shall be entitled, voting as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph (c) of this Section 5, the holders of Common Stock of the Corporation, voting as a separate class, shall elect the balance of the directors.
                 (c) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, including shares of MMP, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock, including MMP, shall be entitled, voting as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:
                        (i) if at any time dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of MMP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the MMP Paying Agent for the payment of such dividends; or
                        (ii) if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation.
Upon the termination of a Voting Period, the voting rights described in paragraph (c) of this Section 5 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock, including MMP, upon the further occurrence of either of the events described in paragraph
(c) of this Section 5.
                 (d) (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock, including MMP, to elect additional directors as described in paragraph (c) of this Section 5, the Corporation shall notify the MMP Paying Agent and the MMP Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 or more than 30 days after the date of mailing of such notice. If the Corporation fails to send such notice to the MMP Paying Agent or if the MMP Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, shall be entitled to elect the number of additional directors prescribed in paragraph (c) of this Section 5. At any such meeting or adjournment thereof in the absence of a quorum, the holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.
                 (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Articles, by statute or otherwise, no Holder shall be entitled to vote and no share of MMP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the redemption price for the redemption of such shares has been deposited in trust with the MMP Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares has been given as provided in Section 3 of this Part I. No share of MMP held by the Corporation or any Affiliate shall have any voting rights or be deemed to be outstanding for voting or other purposes except that shares held by any Affiliates shall be deemed to be outstanding for the purpose of calculating the Eligible Asset Coverage Amount.
                 (iii) Except as provided in the next succeeding sentence, the terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including MMP, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such holders and the remaining incumbent directors elected by the holders of the Common Stock shall constitute the duly elected directors of the Corporation. If the election of additional directors by the holders of Preferred Stock, including MMP, would cause the number of directors to exceed 12, then the terms of office of a number of directors elected by the holders of Common Stock shall terminate at the time of the special meeting to elect such additional directors such that the sum of the number of remaining directors and the number of additional directors does not exceed 12 and the number of additional directors and the two directors elected by the holders of Preferred Stock, including MMP, constitute a majority of the entire Board of Directors.
                 (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock, including MMP, pursuant to paragraph (c) of this Section 5 shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (c) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (c) of this Section 5.
                 (v) If the right of the holders of Preferred Stock, including MMP, to elect additional directors as described in paragraph (c) of this Section 5 accrues during the period commencing one month prior to the Corporation's fiscal year end and ending at the end of the fourth month after the Corporation's fiscal year end, the Corporation shall not be required to hold a separate meeting pursuant to subparagraph (d)(i) of this Section 5 and may, instead, call an annual meeting for such purpose if such meeting has not been held following such fiscal year end. At any such annual meeting, such holders, voting as a single class, shall be entitled to elect two directors pursuant to paragraph (b) of this Section 5 and additional directors pursuant to paragraph
(c) of this Section 5. Upon expiration of the Voting Period, the term of office of the additional directors elected pursuant to paragraph (c) of this Section 5 shall expire.
                 (e) (i) In addition to all rights of holders of Preferred Stock set forth in the Articles, so long as any shares of MMP are outstanding, the Corporation shall not, without the affirmative vote of at least 80% of the votes entitled to be cast by Holders of MMP:
                        (A) authorize, create or issue any class or series of stock ranking prior to or on a parity with the MMP with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation (other than previously authorized and unissued shares of MMP, including any shares of MMP purchased or redeemed by the Corporation), or increase the authorized amount of MMP or any other Preferred Stock; or
                        (B) amend, alter or repeal the provisions of the Articles, including these Articles Supplementary, whether by merger, consolidation or otherwise, so as to adversely affect in any material respect any of the contract rights expressly set forth in the Articles, including these Articles Supplementary, of such shares of MMP or the Holders thereof.
                The affirmative vote of a majority of the votes entitled to be cast by holders of MMP, voting as a separate class with holders of other Preferred Stock entitled to vote on the matter, shall be required to approve any matter which, under Article VI of the Articles of Incorporation, requires the approval of a majority of the votes entitled to be cast by stockholders if also approved by 80% of the Continuing Directors (as therein defined) or certain other requirements therein specified are met.
                 The class votes of the shares of MMP described in these Articles will in each case be in addition to any required separate vote of the requisite percentage of shares of Common Stock and MMP, voting together as a single class, necessary to authorize the action in question.
                 (ii) The Board of Directors, without the vote or consent of the Holders, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the contract rights of shares of MMP or the Holders thereof, provided the Board of Directors receives written confirmation from Moody's that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's to the shares of MMP:

                Coverage Value

                Discount Factor

                Dividend Coverage Amount

                Dividend Coverage Assets

                Dividend Coverage Cure
                    Date

                Dividend Coverage
                    Evaluation Date

                Dividend Coverage is met

                Eligible Asset Coverage
                    Amount

                Eligible Asset Coverage is met

                Eligible Asset Cure Date

                Eligible Asset Evaluation
                    Date

                Eligible Assets

                Market Value

                Net Coverage Value

                1940 Act Asset Coverage

                1940 Act Asset Coverage
                    Cure Date

                1940 Act Asset Coverage
                    Evaluation Date

                1940 Act Asset Coverage
                    is met

                Projected Dividend Amount

                 (iii) To the extent permitted by applicable law, from time to time without the vote or consent of the Holders, the Board of Directors may interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect.
                 (f) Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other rights other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of MMP, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 5.
                 (g) Unless a higher percentage is provided for in the Articles, the affirmative vote of the Holders of a majority of the outstanding shares of MMP (as determined in accordance with the 1940 Act), voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act, including a change in the Corporation's subclassification from that of a closed-end investment company to that of an open-end investment company. In the event a vote of Holders is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Corporation shall, in a timely fashion after such vote is taken, notify Moody's of the result of such vote.
                6. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders after satisfying claims of creditors but before any payment or distribution shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to the MMP upon dissolution, liquidation or winding up, liquidating distributions per share of $100,000 plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including the date of such distribution and unpaid, and an Additional Distribution Right with regard to such accumulated and unpaid dividends.
                 (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity, nor the merger or consolidation of any other entity  into  or with  the  Corporation,  nor any  share  exchange  between  the
Corporation and any other entity shall be deemed to be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 6.
                 (c) After the payment to the Holders of the full preferential amounts provided in this Section 6, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation, except pursuant to the Additional Distribution Right distributed pursuant to paragraph (a) of this
Section 6 or otherwise to the Holder.
                 (d) In the event the assets of the Corporation available for distribution to the Holders upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of MMP with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of MMP, ratably, in proportion to the full distributable amounts to which such Holders and the holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.
                 (e) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with the shares of MMP with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders as provided in paragraph (a) of this Section 6, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of MMP with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders shall not be entitled to share therein.
                7. 1940 Act Asset Coverage, Eligible Asset Coverage and Dividend Coverage. (a) (i) The Corporation shall determine whether the 1940 Act Asset Coverage is met as of each 1940 Act Asset Coverage Evaluation Date. The calculation of the asset coverage for the MMP on that date in accordance with the 1940 Act and whether the 1940 Act Asset Coverage is met shall be set forth in a certificate (a "Certificate of 1940 Act Asset Coverage") dated as of such 1940 Act Asset Coverage Evaluation Date. In addition, as of each Eligible Asset Evaluation Date, the Corporation shall determine:

               (A) the Coverage Value of each Eligible Asset owned by the Corporation on that date;

 (B)         the Net Coverage Value of all such Eligible Assets;

(C) the Eligible Asset Coverage Amount with respect to such Eligible Asset Evaluation Date; and

                        (D) whether the Eligible Asset Coverage is met as of such date.
The calculation of the Coverage Value of each Eligible Asset, the Net Coverage Value of all such Eligible Assets, the Eligible Asset Coverage Amount and whether the Eligible Asset Coverage is met shall be set forth in a certificate (a "Certificate of Eligible Asset Coverage") dated as of such Eligible Asset Evaluation Date. As of each Dividend Coverage Evaluation Date, the Corporation shall determine:

               (A) the aggregate Coverage Value of the Dividend Coverage Assets owned by the Corporation on that date for the shares of MMP;

                        (B) the Dividend Coverage Amount on that date; and (C) whether the Dividend Coverage is met as of such date.
The calculations of the aggregate Coverage Value of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Dividend Coverage is met shall be set forth in a certificate (a "Certificate of Dividend Coverage") dated as of such Dividend Coverage Evaluation Date. The Corporation shall cause the Certificate of 1940 Act Asset Coverage to be delivered to the Common Stock Paying Agent not later than the close of business on the third Business Day after the related 1940 Act Asset Coverage Evaluation Date. The Corporation shall cause the Certificate of Eligible Asset Coverage and the Certificate of Dividend Coverage to be delivered to the MMP Paying Agent not later than the close of business on the third Business Day after the related evaluation date. In addition, the Corporation shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's quarterly, and not later than the close of business on the third Business Day after (i) any Eligible Asset Evaluation Date immediately preceding any approval by the Corporation's Board of Directors of redemption of shares of the Corporation's Common Stock and (ii) any Eligible Asset Evaluation Date on which the Net Coverage Value of Eligible Assets is less than 25% greater than the Eligible Asset Coverage Amount. In the event that the Eligible Asset Coverage is not met or is not met and is subsequently cured, the Corporation shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's not later than the close of business on the third Business Day following such date of failure and/or on the second Business Day following such date of cure.
                 (ii) In the event that a Certificate of 1940 Act Asset Coverage, a Certificate of Eligible Asset Coverage or a Certificate of Dividend Coverage is not delivered to the Common Stock Paying Agent or the MMP Paying Agent, as the case may be, when required, the 1940 Act Asset Coverage, the Eligible Asset Coverage or the Dividend Coverage, as the case may be, will be deemed not to have been met as of the related evaluation date.
                 (b) With respect to (i) the Certificate of 1940 Act Asset Coverage relating to any 1940 Act Asset Coverage Cure Date, (ii) the Certificate of Eligible Asset Coverage (A) as of April 12, 1991, (B) relating to the last Eligible Asset Evaluation Date in each fiscal quarter and relating to one other Eligible Asset Evaluation Date during such fiscal quarter as selected by the Independent Accountants, and (C) relating to any Eligible Asset Cure Date and
(iii) the Certificate of Dividend Coverage relating to any Dividend Coverage Cure Date, the Corporation shall obtain from the Independent Accountants a written communication confirming that:
                        (1) with respect to the 1940 Act Asset Coverage, (a) the calculations set forth in the related Certificate of 1940 Act Asset Coverage are mathematically accurate and (b) the Independent Accountants have traced the prices used by the Corporation in valuing the
        Corporation's portfolio investments to the prices provided to the Corporation by the Corporation's administrator or other appropriate service provider for such purpose and verified that such information agrees; and
                        (2) with respect to the Eligible  Asset  Coverage or the
        Dividend Coverage, (a) the calculations set forth in the related Certificate of Eligible Asset Coverage or Certificate of Dividend Coverage, as the case may be, are mathematically accurate, (b) the method used by the Corporation in determining whether the Eligible Asset Coverage or the Dividend Coverage, as the case may be, is met, is in accordance with the applicable requirements of these Articles Supplementary, (c) the Independent Accountants have traced the prices used by the Corporation in the determination of Market Values of the Eligible Assets or the Dividend Coverage Assets, as the case may be, to the prices provided to the Corporation by the Corporation's administrator or other appropriate service provider for purposes of such determination and verified that such information agrees, (d) the Independent Accountants have calculated the liabilities and related assumed assets arising in connection with Section 8(b) of Part I, (e) the Corporation's positions in futures and options at such Eligible Asset Evaluation Date were in accordance with the provisions of Section 8(b) of Part I and (f) the assets listed as Eligible Assets or Dividend Coverage Assets, as the case may be, in the related certificate conform to the descriptions of Eligible Assets or Dividend Coverage Assets set forth in these Articles (such a written communication being referred to herein as an "Accountants' Certificate").
The Corporation shall cause each Accountants' Certificate relating to any 1940 Act Asset Coverage Cure Date to be delivered, together with the related Certificate of 1940 Act Asset Coverage, to the Common Stock Paying Agent by the close of business on such 1940 Act Asset Coverage Cure Date. The Corporation shall cause each Accountants' Certificate relating to the last Eligible Asset Evaluation Date of each fiscal quarter and such other one Eligible Asset
Evaluation Date per quarter as selected by the Independent Accountants to be delivered to the MMP Paying Agent not later than the close of business on the seventh Business Day following the last day of the related fiscal quarter (such seventh Business Day being referred to herein as a "Confirmation Date") and shall cause each Accountants' Certificate relating to any Eligible Asset Cure Date to be delivered to the MMP Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date. The Corporation shall cause each Accountants' Certificate relating to any Dividend Coverage Cure Date to be delivered to the MMP Paying Agent by the close of business on the second Business Day following such Dividend Coverage Cure Date. The Corporation shall cause each Accountants' Certificate delivered to the Common Stock Paying Agent or the MMP Paying Agent, as the case may be, to be contemporaneously delivered to Moody's. In the event of any difference between the Corporation's calculations as shown on a Certificate of 1940 Act Asset Coverage, a Certificate of Eligible Asset Coverage or a Certificate of Dividend Coverage and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control. If the number of Rate Period Days in the Minimum Rate Period is altered as provided for in the proviso to subparagraph (b)(ii)(C) of Section 2 of this Part I, or the Corporation shall designate a Special Rate Period pursuant to Section 4 of this
Part I, the Corporation shall provide for an Accountants' Certificate relating to a Certificate of Eligible Asset Coverage to be furnished to the MMP Paying Agent at such additional times as may be necessary to provide for such confirmations to be furnished at least as frequently as provided prior to such alteration and as may be necessary to maintain the then-current rating by Moody's of the shares of MMP.
                 (c) If the 1940 Act Asset Coverage is not met as of any 1940 Act Asset Coverage Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage delivered to the Common Stock Paying Agent by the close of business on the third Business Day after such 1940 Act Asset Coverage Evaluation Date, then the Corporation shall (if and to the extent necessary to enable it to meet the requirements of paragraph (d) of this Section 7):
                        (i) by the close of business on the 1940 Act Asset Coverage Cure Date relating to such 1940 Act Asset Coverage Evaluation Date, if the Corporation shall have funds legally available for the purchase of shares of MMP, purchase such shares outside of an Auction in order that the 1940 Act Asset Coverage is met as of such 1940 Act Asset Coverage Cure Date; and/or
                        (ii) by the close of business on the applicable 1940 Act Asset Coverage Cure Date, notify the MMP Paying Agent of its intention to redeem, and give a Notice of Redemption as described in these Articles Supplementary with respect to the redemption of, shares of MMP.
                 (d) If the 1940 Act Asset Coverage is not met as of any 1940 Act Asset Coverage Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage, then the Corporation shall, by the close of business on the applicable 1940 Act Asset Coverage Cure Date, deliver to the Common Stock Paying Agent a Certificate of 1940 Act Asset Coverage together with an Accountants' Certificate showing that the 1940 Act Asset Coverage is met (or, if clause (ii) of paragraph
(c) of this Section 7 is applicable, would have been met) as of such 1940 Act Asset Coverage Cure Date after giving effect to (A) any purchase of the shares of MMP outside of an Auction pursuant to clause (i) of paragraph (c) of this
Section 7 and/or (B) any redemption of the shares of MMP pursuant to the Notice of Redemption contemplated by such clause (ii) (as if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date).
                 (e) If (i) the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage delivered to the MMP Paying Agent by the close of business on the third Business Day after such Eligible Asset Evaluation Date or (ii) the Corporation is required to deliver to the MMP Paying Agent by the close of business on a Confirmation Date an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage with respect to such Eligible Asset Evaluation Date, and the Corporation fails timely to deliver such Accountants' Certificate, then the Corporation shall (if and to the extent necessary to enable it to meet the requirements of paragraph (f) of this Section 7):
                        (A) by the close of business on the Eligible Asset Cure Date relating to such Eligible Asset Evaluation Date or Confirmation Date, as the case may be, purchase or otherwise acquire additional Eligible Assets or, if the Corporation shall have funds legally available for the purchase of shares of MMP, purchase such shares outside of an Auction, or both, in order that the Eligible Asset Coverage is met as of such Eligible Asset Cure Date; and/or
                        (B) by the close of business on the second Business Day after the applicable Eligible Asset Cure Date, notify the MMP Paying Agent of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, shares of MMP as described herein.
                 (f) If the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Asset Coverage is not timely delivered as contemplated by subclause (i) or subclause (ii) of paragraph (e) of this Section 7, then the Corporation shall, by the close of business on the second Business Day following the applicable Eligible Asset Cure Date, deliver to the MMP Paying Agent a Certificate of Eligible Asset Coverage together with an Accountants' Certificate showing that the Eligible Asset Coverage is met (or, if subclause (B) of such paragraph (e) is applicable, would have been met) as of such Eligible Asset Cure Date after giving effect to:
                        (i) any purchase or other acquisition of Eligible Assets or any purchase of the shares of MMP outside of an Auction pursuant to clause (A) of paragraph (e) of this Section 7; and/or
                        (ii) any redemption of the shares of MMP pursuant to the Notice of Redemption contemplated by clause (B) of such paragraph (e) (as if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date).
                 (g) If the  Dividend  Coverage  is not  met as of any  Dividend
Coverage Evaluation Date as shown in a Certificate of Dividend Coverage delivered to the MMP Paying Agent by the close of business on the third Business Day after such Dividend Coverage Evaluation Date, then the Corporation shall, by the close of business on the Dividend Coverage Cure Date relating to such Dividend Coverage Evaluation Date, to the extent necessary so that the Dividend Coverage is met on such Dividend Coverage Cure Date, purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Assets or otherwise). The Corporation shall, by the third Business Day following the applicable Dividend Coverage Cure Date, deliver to the MMP Paying Agent a Certificate of Dividend Coverage together with an Accountants' Certificate showing that the Dividend Coverage is met as of such Dividend Coverage Cure Date after giving effect to any purchase or other acquisition of Dividend Coverage Assets.
                 (h) For purposes of determining whether the 1940 Act Asset Coverage is met, the Eligible Asset Coverage is met or the Dividend Coverage is met, no share of the MMP shall be deemed to be "outstanding" for purposes of any computation if, prior to or concurrently with such determination, (i) the requisite funds for the redemption of such share shall have been deposited in trust with the MMP Paying Agent for that purpose and the requisite Notice of Redemption shall have been given or (ii) such share shall have been redeemed, purchased or otherwise acquired by the Corporation. In the case of clause (i) of this paragraph (h), the funds deposited with the MMP Paying Agent (to the extent necessary to pay the full redemption price for such shares) shall not be included in determining whether the 1940 Act Asset Coverage, the Dividend Coverage or the Eligible Asset Coverage are met.

               8. Certain Other Restrictions. (a) For so long as any shares of MMP are outstanding and Moody's is rating such shares, the Corporation will not, unless it has received written confirmation from Moody's that any such action would not impair the rating then assigned by Moody's to shares of MMP:

               (i) enter into options and futures transactions except as set forth in paragraph (b) of this Section 8;

                        (ii) make short sales of securities unless at all times when a short position is open, the Corporation owns an equal or greater amount of such securities or owns preferred stock, debt or warrants convertible or exchangeable into an equal or greater number of the shares of common stocks sold short;

               (iii) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

                        (iv) borrow money or issue senior securities (as defined in the 1940 Act) other than the shares of MMP.
                 (b) For so long as the shares of MMP are rated by Moody's, the Corporation (i) may buy call or put option contracts on securities, (ii) may write only covered call options on securities, (iii) may write put options on securities, (iv) may only sell futures contracts as a bona fide hedge of assets held by the Corporation, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts and may only write call options on futures contracts if such call options are covered by: (1) purchased futures contracts underlying the option, (2) call positions owned on the futures contracts underlying the call option written, or (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts as a hedge, (ix) to the extent an asset is used to cover a particular option, futures contract or option on a futures contract, will not be able to use such asset to cover any additional option, futures contract or option on a futures contract, and (x) will only engage in index-based futures or options transactions if Moody's advises the Corporation in writing that such transaction will not adversely affect its then-current rating on the MMP.
                For so long as the shares of MMP are rated by  Moody's,  unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the MMP, in determining the Net Coverage Value of the Corporation's Eligible Assets, the Corporation shall include as a liability (i) 10% of the exercise value of a written call option on securities, (ii) 100% of the exercise value of any written put option on securities, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, (iv) 100% of the settlement value of the assets underlying futures contracts purchased and (v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Corporation writes put options on futures contracts.
                Also,  for so long as the  shares of MMP are  rated by  Moody's, unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the MMP, the Corporation (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, (ii) will not engage in options and futures transactions for leveraging or speculative purposes,
(iii) will not enter into an options or futures transaction unless after giving effect to such transaction the Eligible Asset Coverage is met, (iv) shall not include in Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Coverage Value, when the Corporation has purchased futures contracts or has written put options, ownership by the Corporation of the underlying asset, which will be the security resulting in the lowest Coverage Value when delivery may be made to the Corporation with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Moody's in writing, which, as of the Date of Original Issue, consist of the Chicago Board of Trade and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Eligible Assets of the Corporation rated the equivalent of "baa3" or better by Moody's and not otherwise hedged by a written call and (viii) will only take positions in futures which are deliverable in the nearby and next following contract months and will close out such futures positions by the fifth business day of the delivery month.
                 (c) For so long as the shares of MMP are rated by Moody's, unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the MMP:
                 (i) the composition of the Corporation's portfolio will not be altered if the effect of any such alteration would be to cause the Corporation, immediately after giving effect to the transaction, to have an Eligible Asset Coverage Amount equal to or in excess of the Net Coverage Value of Eligible Assets as of the previous Eligible Asset Evaluation Date;
                 (ii) if the Eligible Asset Coverage Amount exceeds the Net Coverage Value of Eligible Assets, the Corporation will invest the proceeds of the sale or other disposition of an Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Eligible Asset Coverage Amount over the Net Coverage Value; and
                 (iii) at such time that the Net Coverage Value of Eligible Assets is less than 25% greater than the Eligible Asset Coverage Amount, the composition of the Corporation's portfolio will not be altered if, in the Corporation's reasonable judgment, the result of such alteration would cause Eligible Asset Coverage not to be met.
                 (d) By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for shareholder approval, the restrictions and procedures set forth in this Section 8 may be adjusted, modified, altered or changed and any such adjustment, modification, alteration or change will not be deemed to affect the contract rights of shares of MMP or the Holders thereof if Moody's has advised the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating of the MMP and that any such action will be in accordance with guidelines established by Moody's.
                9. Auction Agent and MMP Paying Agent. For so long as any shares of MMP are outstanding, the Auction Agent (which shall act as agent of the Corporation in connection with the implementation of the Auction Procedures) and the MMP Paying Agent (which shall act as transfer agent, registrar, dividend disbursing agent and redemption agent on behalf of the Corporation with respect to MMP), shall receive Certificates of Eligible Asset Coverage, Certificates of Dividend Coverage, and related Accountants' Certificates, shall each be a commercial bank, trust company or other financial institution unaffiliated with the Corporation or any affiliate of the Corporation (which, however, may engage or have engaged in business transactions with the Corporation or any affiliate of the Corporation), and at no time shall the Corporation or any affiliate of the Corporation act as the Auction Agent or the MMP Paying Agent. If the Auction Agent or the MMP Paying Agent resigns or for any reason either of their appointments are terminated during any period that any of the shares of MMP are outstanding, the Board of Directors shall promptly thereafter use its best efforts to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent or the MMP Paying Agent, as the case may be, upon commercially reasonable terms. A single qualified commercial bank, trust company or financial institution may act as the Auction Agent and the MMP Paying Agent. The MMP Paying Agent shall maintain an office or agency in The City of New York for purposes of making payments on the shares of MMP.
                10.  Notice.  All notices or  communications,  unless  otherwise specified in the By-laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, transmitted by telecopy or mailed by first-class mail, postage prepaid. In the event notice is delivered in person or transmitted by telecopy, notice shall be deemed given on the date received. In the event notice is mailed, it shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.
                11. Definitions.  As used in Part I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. Certain letter ratings may be modified by the addition of a plus or a minus sign or other modifier, which is used to show relative standing within the rating category. References to a particular letter rating by S&P are to the rating without regard to any modifier.
                        (a) "'AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i)(A) in the case of any Rate Period with Rate Period Days of less than 46 days, the interest equivalent of the 30-day rate, (B) in the case of any Rate Period with Rate Period Days of 46 days or more but less than 70 days, the interest equivalent of the 60-day rate, (C) in the case of any Rate Period with Rate Period Days of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (D) in the case of any Rate Period with Rate Period Days of 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (E) in the case of any Rate Period with Rate Period Days of 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates and (F) in the case of any Rate Period with Rate Period Days of 148 days or more but less than 182 days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or
        (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

               (b) "Accountants' Certificate" shall have the meaning set forth in paragraph (b) of Section 7 of this Part I.

                        (c) "Additional Distribution" shall mean payment to a Holder or prior Holder, as the case may be, of an amount which, when taken together with the Retroactive Taxable Allocation made to such Holder or prior Holder with respect to the taxable year in question, would cause the net return to such Holder or prior Holder (after Federal income tax consequences) from the aggregate of both such Retroactive Taxable Allocation and the Additional Distribution to be equal to the net return that would have been realized by such Holder or prior Holder (after Federal income tax consequences) from such Retroactive Taxable Allocation if such amount had been eligible for the Dividends Received Deduction and the Additional Distribution had not been paid. Such Additional Distribution shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Federal alternative minimum tax or similar tax is imposed with respect to dividends received from the Corporation; (iii) assuming that the Holder or prior Holder is taxable at all times at the Federal Income Tax Rate (as defined below) on the Retroactive Taxable Allocation and the Additional Distribution (to the extent that the Corporation does not designate the Additional Distribution as qualifying for the Dividends Received Deduction) and that the Holder or prior Holder is able to take full advantage of the Dividends Received Deduction with respect to dividends (including the Additional Distribution if designated as qualifying for the Dividends Received Deduction) received from the Corporation; (iv) assuming that the Holder or prior Holder disposed of such shares in a taxable transaction immediately after a distribution on a Dividend Payment Date with respect to which a Retroactive Taxable Allocation was made; and (v) assuming that the Holder or prior Holder sold such shares for $100,000 per share and had an adjusted tax basis in such shares equal to $100,000 less any amount distributed as a return of capital (as calculated for Federal income tax purposes) per share for the distribution with respect to which the Retroactive Taxable Allocation was made. "Federal Income Tax Rate" is the maximum marginal regular Federal income tax rate generally applicable to corporations (currently 35%) in effect on (a), in the case of a Retroactive Tax Allocation, the Auction Date related to a distribution on the shares of MMP for which a Retroactive Taxable Allocation has been made, and (b), in the case of an Additional Distribution, the date the Corporation notifies holders of Additional Distribution Rights of the amount of any Retroactive Taxable Allocation with respect to which such an Additional Distribution shall be paid. With respect to assumption (iii) above, the Corporation will not designate the Additional Distribution as qualifying for the Dividends Received Deduction unless the Corporation receives an opinion of counsel to the effect that such designation would be given effect for Federal income tax purposes.
                         The Corporation shall notify each holder of an Additional Distribution Right of the amount of each Retroactive Taxable Allocation allocated to such holder within 120 days after the end of the taxable year for which the Retroactive Taxable Allocation is made, and shall make any required Additional Distribution to such holder within 30 days after the date of such notice.
                        (d) "Additional Distribution Right" shall mean a right issued by the Corporation to a Holder at the time of payment of a dividend on, or redemption of, or liquidating distribution on shares of MMP entitling such Holder to receive an Additional Distribution if a Retroactive Taxable Allocation is made. An Additional Distribution shall be paid only if and to the extent that payment of a distribution to stockholders in such amount could then be made in accordance with
        Section 2-311 of the Maryland General Corporation Law. An Additional Distribution Right shall not be transferable except by operation of law.
          (e)         "Applicable Rate" shall have the meaning specified in
                       subparagraph
        (c)(i) of Section 2 of this Part I.
      (f) "Auction" shall mean each periodic implementation of the Auction Procedures.
                        (g) "Auction Agency Agreement" shall mean the agreement between the Corporation and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for the shares of MMP so long as the Applicable Rate is to be based on the results of an Auction.
                        (h) "Auction Agent" shall mean Chemical Bank, unless and until another bank or trust company has been appointed as Auction Agent by a resolution of the Board of Directors pursuant to Section 9 of this
        Part I and thereafter such substitute bank or trust company.
                        (i) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.
    (j) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in thr Procedures
    (k) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.
                        (l) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.
(m) "Certificate of Dividend Coverage" shall have the meaning set forth in subparagraph (a)(i) of Section 7 of this Part I.
                        (n) "Certificate of Eligible Asset Coverage" shall have the meaning set forth in subparagraph (a)(i) of Section 7 of this Part I.
                        (o) "Certificate of 1940 Act Asset Coverage" shall have the meaning set forth in subparagraph (a)(i) of Section 7 of this Part I.
   (p)         "Code" shall mean the Internal Revenue Code of 1986, as amended.
                        (q) "Commercial Paper Dealers" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.
(r) "Common Stock" shall mean the Common Stock, par value one cent ($.01) per share, of the Corporation.
                        (s) "Common Stock Paying Agent" shall mean The Shareholder Services Group, Inc., unless and until another bank or trust company has been appointed a Common Stock Paying Agent by a resolution of the Board of Directors, and thereafter such substitute bank or trust company
(t) "Confirmation Date" shall have the meaning set forth in paragraph (b) of Section 7 of this Part I.
                        (u) "Corporation" shall mean Preferred Income Fund Incorporated, a Maryland corporation which is the issuer of the shares of MMP.
                        (v) "Coverage Value" of each Eligible Asset is equal to the market value of the Eligible Asset divided by the applicable Discount Factor, and of each Dividend Coverage Asset is equal to 100% of the face value thereof; provided, however, that the Coverage Value of an Eligible Asset may not exceed its stated principal amount, if any.
                       The calculation of Coverage Value may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised calculation of Coverage Value would not adversely affect its then-current rating of the shares of MMP. If other assets become includable as Eligible Assets, the Coverage Values of such assets shall be determined in accordance with procedures established in consultation with Moody's with a view to maintaining its then-current rating of the shares of MMP.
                        (w) "Cure Date" shall mean the Eligible Asset Cure Date, the 1940 Act Asset Coverage Cure Date, or the Dividend Coverage Cure Date, as the case may be.
                        (x) "Date of Original Issue" with respect to any share of MMP, shall mean the date on which the Corporation initially issued such share of MMP.
 (y) "Discount Factor" means, with respect to an Eligible Asset specified below, the following applicable number:
Type of Eligible Asset:             Discount Factor:
Cash, as set forth in the definition of Eligible Assets in paragraph (ll)
         of Section 11 of this Part I......................     1.13

Demand or time deposits, certificates of deposit maturing in one year or less and bankers' acceptances maturing in 270 days or less having
         a rating or rating equivalent of P-1 or better from Moody's.   1.15
Commercial paper rated P-1 by Moody's maturing in 30 days or
         less........................................................    1.13
Commercial paper rated P-1 by Moody's maturing in more than 30 days but in
         270 days or less............................................    1.15
Commercial paper rated A-1+ by S&P maturing in 270 days or
         less........................................................   1.25
Commercial paper rated P-2 by Moody's maturing in 270 days or less...   1.30
Securities which the Corporation has bought and agreed to sell in the future:

         (a) If the counterparty to the transaction has a rating of at least a2 by Moody's or a party approved by Moody's and the
                  transaction has a term of 30 days or less..........    1.13

         (b)      Otherwise.....................          Discount Factor of
                                                          security subject to
                                                          purchase and resale
Preferred stocks:

Auction rate preferred stocks which are not
    credit enhanced................................. 3.00
Auction rate preferred stocks which are
    credit enhanced................................. 3.50
Non-Convertible preferred stocks issued by
    issuers in non-utilities industries............. 2.14
Non-Convertible preferred stocks issued by
    issuers in the utilities industry............... 1.53
Preferred stocks  which are  mandatorily  convertible  into  common  stock of an issuer, the common stock of which meets the requirements of Section
        11 (ll)(v) set forth below.........             Discount Factor of
                                                      underlying common stock

Preferred stocks  which are  convertible  into common  stock of an issuer at the option of the holder, the common stock of which meets the requirements of Section 11 (ll)(v) set forth below........................Discount Factor of
                                                      underlying common stock

U.S. Treasury Securities:
         U.S. Treasury Securities with remaining terms to
                  maturity of:
                1 year or less........................1.13
                2 years or less.......................1.20
                3 years or less.......................1.25
                4 years or less.......................1.31
                5 years or less.......................1.37
                7 years or less.......................1.46
               10 years or less.......................1.54
               15 years or less.......................1.60
               20 years or less.......................1.67
               30 years or less.......................1.68
         U.S. Treasury Strips with remaining terms to
                  maturity of:
                1 year or less........................1.13
                2 years or less......................1.20
                3 years or less......................1.25
                4 years or less......................1.31
                5 years or less......................1.37
                7 years or less......................1.46
               10 years or less.......................1.58
               15 years or less.......................1.83
               20 years or less.......................2.07
               30 years or less.......................2.31
         Corporate bonds:
         Corporateand utility bonds rated Aaa with  remaining  terms to maturity of:
                1 year or less........................1.12
                2 years or less......................1.18
                3 years or less......................1.23
                4 years or less......................1.28
                5 years or less......................1.33
                7 years or less......................1.41
               10 years or less.......................1.48
               15 years or less.......................1.53
               20 years or less.......................1.59
               30 years or less.......................1.60
         Corporateand utility  bonds rated Aa with  remaining  terms to maturity of:
                1 year or less........................1.18
                2 years or less......................1.24
                3 years or less......................1.29
                4 years or less......................1.34
                5 years or less......................1.40
                7 years or less......................1.48
               10 years or less.......................1.55
               15 years or less.......................1.60
               20 years or less.......................1.67
               30 years or less.......................1.67
         Corporateand  utility  bonds rated A with  remaining  terms to maturity of:
                1 year or less........................1.23
                2 years or less......................1.30
                3 years or less......................1.35
                4 years or less......................1.41
                5 years or less......................1.46
                7 years or less......................1.55
               10 years or less.......................1.62
               15 years or less.......................1.67
               20 years or less.......................1.74
               30 years or less.......................1.75
         Corporateand utility bonds rated Baa with  remaining  terms to maturity of:
                1 year or less........................1.28
                2 years or less......................1.35
                3 years or less......................1.40
                4 years or less......................1.47
                5 years or less......................1.52
                7 years or less......................1.61
               10 years or less.......................1.69
               15 years or less.......................1.75
               20 years or less.......................1.82
               30 years or less.......................1.83
Common stocks:
          Issued by utilities.......................1.65
          Issued by industrial companies............2.43
          Issued by financial companies.............2.33
          Issued by transportation companies........3.07
    By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for stockholder approval, (i) Discount Factors may be changed from those set forth above and (ii) additional Discount Factors may be established for other Eligible Assets if, in each case, Moody's has advised the Corporation in writing that such change or addition would not adversely affect its then-current rating of the shares of MMP.
                        (z) "Dividend Coverage Amount" for the shares of MMP as of any date of determination, means the sum of, for each share of MMP then outstanding for which the next following Dividend Payment Date occurs within 30 days, that number which is the product of:
                                    (i)  $100,000;
              (ii) the Applicable Rate in effect on such share; and
        (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next following Dividend Payment Date for such share (determined by including the first day thereof but excluding the Dividend Payment Date) and the denominator of which is 360.
                        (aa) "Dividend Coverage Assets," for the shares of MMP as of any date of determination, means (i) cash (including, for this purpose, receivables for securities sold and dividends and interest receivable, in each case not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the next Dividend Payment
        Date), and (ii) short-term money market instruments with maturity dates not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the applicable Dividend Payment Date.
                        (bb) "Dividend Coverage Cure Date" means the third Business Day following a Dividend Coverage Evaluation Date with respect to which the Dividend Coverage is not met.
                        (cc) "Dividend Coverage Evaluation Date" means (i) April 12, 1991 and (ii) each thirtieth day preceding a Dividend Payment Date for the shares of MMP (or, if such day is not a Business Day, the first Business Day preceding such thirtieth day).
                        (dd) "Dividend Coverage is met" means, as of any date of determination, that the aggregate value of the Dividend Coverage Assets owned by the Corporation as of such date of determination equals or exceeds the sum of (A) the Dividend Coverage Amount for the MMP and (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends (and Additional Distributions then due, if any), interest expense and operating expenses payable and amounts payable to the Auction Agent, the MMP Paying Agent and the Common Stock Paying Agent) that would appear on the date of determination on the face of the Corporation's statement of assets and liabilities and are payable on or prior to any Dividend Payment Date for the MMP occurring within 30 days.
                        (ee) "Dividend Payment Date" with respect to the shares of MMP, shall mean any date on which dividends are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.
                        (ff) "Dividend Period" with respect to the shares of MMP, shall mean the period from and including the Date of Original Issue to but excluding the initial Dividend Payment Date for such shares and any period thereafter from and including a Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares.
                        (gg)  "Dividends  Received  Deduction"  shall  mean  the
        dividends received deduction generally allowed to non-affiliated corporate holders of certain stock under Section 243(a)(1) of the Code, or any successor thereto, with respect to dividends received on such stock.
 (hh) "Eligible Asset Coverage Amount," as of any date of determination, means the sum of:
                                    (i) an amount  equal to the  product  of (A)
                $100,000 times (B) the number of shares of MMP then outstanding (including outstanding shares of MMP held by Affiliates);
                                    (ii)  an  amount  equal  to  the  applicable
                redemption premium on shares of MMP, if any, computed pursuant to Section 3 of this Part I;
                                    (iii)  the Projected Dividend Amount; and
                                    (iv) an  amount  equal to the sum of (x) the
                amount of any Additional Distribution that would be payable (excluding any declared and unpaid amount) to the MMP holders assuming that the amount of any distributions ineligible for the Dividends Received Deduction as to which the notification provided in Section 6 of Part II of these Articles Supplementary has not been given to the Auction Agent (the "Non-DRD Qualifying Amount") would be the then-current amounts based upon the net capital gains of the Corporation realized as of the previous month end and (y) the amount of any increment in the Additional Distribution referred to in the previous clause which would be caused by the assumption of additional net capital gains of the Corporation, if available, realized in the amount of such Additional Distribution as calculated in the previous clause.
       For purposes of clause (iv) above, the Additional Distribution shall be calculated as the product of:
                           (A)      0.27;
                           (B)      the Non-DRD Qualifying Amount; and
                           (C)  the   quotient   of  (1)  the   amount   of  the
                distributions paid to the MMP Holders as dividends during (and that are attributable to) the current fiscal year to date ("Current MMP Dividends") and (2) the sum of (x) Current MMP
                Dividends and (y) the amount of the distributions paid to the holders of the Common Stock as dividends during the current fiscal year to date; provided, however, that if either the percentage of dividends excluded from taxation pursuant to the Dividends Received Deduction or the maximum marginal Federal tax rate generally applicable to corporations changes, the method of calculating the amount of the Current Additional Distribution Amount shall be revised to reflect the effect of such changes on the amount that the Corporation would be obligated to pay as Additional Distributions; provided, further, that, in the event the amount of liabilities used in the calculation of the Net Coverage Value includes any redemption price payable with respect to the shares of MMP called for redemption, the number of shares of MMP outstanding, for purposes of subclause (i)(B) above, shall not include the number of such shares called for redemption; and provided, further, that, in the case of a calculation in connection with a reissuance of shares of MMP, such computation shall give effect to such reissuance.
                        (ii) "Eligible Asset Cure Date" means (i) the sixth Business Day following an Eligible Asset Evaluation Date as to which an Accountants' Certificate is not required to be delivered, except if any Eligible Asset Evaluation Date on which Eligible Asset Coverage is not met is also an Auction Date, then the fifth Business Day following such Eligible Asset Evaluation Date or (ii) the third Business Day following a Confirmation Date with respect to which the Corporation has not delivered to the MMP Paying Agent an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage relating to the immediately preceding Eligible Asset Evaluation Date.
                        (jj) "Eligible Asset Evaluation Date" means (i) April 12, 1991, (ii) each succeeding Friday following the Date of Original Issue (or, if such date is not a Business Day, the first Business Day preceding or following such Friday, as the Corporation shall determine),
        (iii) the Business Day preceding the day on which any notice is sent to Holders or prior Holders as to the payment of any Additional Distribution and (iv) the Business Day preceding any day on which the Board of Directors approves the redemption of shares of the Corporation's Common Stock.
                        (kk) "Eligible Asset Coverage is met" means, as of any date of determination, that the aggregate Net Coverage Value of Eligible Assets owned by the Corporation as of the date of determination equals or exceeds the Eligible Asset Coverage Amount.
                        (ll)  "Eligible Assets" shall mean:
                            (i)  cash   (including,   for  this   purpose,   (A)
                receivables for securities sold to a party whose senior debt securities are rated at least Baa3 by Moody's or a party approved by Moody's and payable within five Business Days and
                (B) dividends and interest receivable on Eligible Assets issued by (1) a party whose senior debt securities are rated at least A1 by Moody's, or a party approved by Moody's, and payable within 56 days, (2) a party whose senior debt securities are rated at least A2 by Moody's, or a party approved by Moody's, and payable within 30 days and (3) a party whose senior debt securities are rated at least Baa3 by Moody's, or a party approved by Moody's, and payable within five days);
                            (ii) short-term Money Market Instruments  (provided,
                however, that for purposes of this definition, commercial paper must mature within 56 days of the Eligible Asset Evaluation
                Date);
                            (iii) commercial paper, bankers acceptances,  demand
                deposits, time deposits and certificates of deposit that are not includable as short-term Money Market Instruments of issuers having on the Eligible Asset Evaluation Date a rating from Moody's of P-2 or better or a rating from S&P of A-1+ or better and maturing within 270 days, provided that such investments must meet the diversification requirements set forth below relating to bonds in clause (vii) and if such investments have a rating of P-2 only, such investments shall be considered to have a rating of "baa3";
                            (iv) preferred  stocks,  including  preference stock
                and other analogous securities senior to common equity (for purposes of these Articles Supplementary, including the determination of the applicable Discount Factor under Section 11(y) hereof, analogous securities senior to common equity shall include debt securities that either (a) rank immediately senior to any class of equity in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the issuer or (b) are beneficiaries of a guarantee of the applicable common equity issuer which guarantee ranks immediately senior to any class of equity of the applicable common equity issuer in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the applicable common equity issuer),
                                    (A) which  either  (1) are issued by issuers
                         whose senior debt securities are rated at least Baa1 by
                         Moody's or (2) are rated at least "baa3" by Moody's (or
                         in the event an  issuer's  senior  debt  securities  or
                         preferred stock is not rated by Moody's,  which (1) are
                         issued by an issuer  whose senior debt  securities  are
                         rated  at least  "A" by S&P and (2) are  rated at least
                         "A" by  S&P  and  which  for  this  purpose  have  been
                         assigned  a  Moody's  equivalent  rating  of  at  least
                         "baa");
                                    (B) which are  listed on the New York  Stock
                         Exchange  or  the  American   Stock   Exchange  or  are
                         preferred stocks of issuers which have (or, in the case
                         of  issuers  which are  special  purpose  corporations,
                         whose parent companies have) common stock listed on the
                         New York Stock Exchange or the American Stock Exchange;
                                    (C) which  have a minimum  issue  size (when
                         taken  together  with other of the  issuer's  issues of
                         similar tenor) of $50,000,000 in the case of securities
                         qualifying  for the  Dividends  Received  Deduction  or
                         $100,000,000  in the case of securities  not qualifying
                         for the Dividends Received Deduction;
                                    (D) which  have paid cash  dividends  or, if
                         debt,  made  scheduled   periodic   interest   payments
                         regularly during the preceding  three-year  period (or,
                         in the  case  of  new  issues  without  a  dividend  or
                         interest  history,  are rated at least  "a1" by Moody's
                         or, if not rated by  Moody's,  are rated at least "AA+"
                         by S&P,  or are  issued  by an  issuer  who has paid or
                         whose  predecessor  has paid cash  dividends  regularly
                         during the  preceding  three-year  period on its common
                         stock or its issues of preferred stock);
             (E)    which pay cumulative cash dividends or interest in U.S.
                         dollars;
                (F)    which are not issued by issuers in the transportation
                         industry; and
                                     (G) in the case of auction  rate  preferred
                         stocks, which are rated at least "aa" by Moody's, or if
                         not  rated  by  Moody's,  AAA by  S&P or are  otherwise
                         approved in writing by Moody's, and which have dividend
                         periods  of  not  more  than 6 days  greater  than  the
                         Minimum  Holding Period (or, in the case of a new issue
                         of  auction  rate  preferred  stock,  64  days  for the
                         initial  dividend  period)  and have never had a failed
                         auction;
                provided, however, that for this purpose the aggregate Market Value of the Corporation's holdings of (1) any issue of preferred stock which is not an auction rate preferred stock shall not be less than $100,000 nor more than $7,000,000, provided further that the aggregate Market Value of the Corporation's holdings of such issue shall not be (x) more than $6,000,000 unless the number of shares of that issue held does not exceed 5% of the total number of shares of that issue then outstanding or (y) more than $5,000,000 unless the number of shares of that issue held does not exceed 10% of the total number of shares of that issue then outstanding and (2) any issue of auction rate preferred stock shall not be less than $300,000 nor more than $5,000,000;
                             (v)  common stocks
                                     (A)  which  are  issued  by  issuers  whose
                         senior  debt  securities  are  rated  at  least  Baa by
                         Moody's  (or,  in the  event an  issuer's  senior  debt
                         securities  are not rated by Moody's,  which are issued
                         by an issuer whose senior debt  securities are rated at
                         least A by S&P and  which  for this  purpose  have been
                         assigned a Moody's equivalent rating of at least Baa);
              (B)    which are traded on the New York Stock Exchange or the
                         American Stock Exchange;
                                     (C)  which  have  a  market  capitalization
                                     greater  than  $500,000,000;  (D) which are
                                     currently  paying cash  dividends  and have
                                     paid cash
  dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period; and
                                     (E)    which pay dividends in U.S. dollars;
                provided, however, that (1) the aggregate Market Value of the Corporation's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and (y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer held by the Corporation shall not exceed the average weekly trading volume of such common stock during the preceding month;
                             (vi)  U.S. Treasury Securities;
                            (vii)  corporate and utility bonds
                                      (A) which are not  privately  placed,  are
                         rated at least  Baa by  Moody's  (or,  in the event the
                         bond is not  rated  by  Moody's,  the  bond is rated at
                         least A by S&P and which for this purpose is assigned a
                         Moody's  equivalent  rating  of at least  Baa with such
                         rating  confirmed  on each  Eligible  Asset  Evaluation
                         Date);
            (B)   which have a minimum issue size of at least $100,000,000;
            (C)   which are U.S. dollar denominated and pay interest in cash in U.S. dollars;
                                      (D)   which   are   not   convertible   or
                         exchangeable into equity of the issuing corporation and
                         have a maturity of not more than 30 years; and
                                      (E) for which the  aggregate  Market Value
                         of the Corporation's  holdings do not exceed 10% of the
                         aggregate  Market  Value  of any  individual  issue  of
                         corporate  bonds  calculated  at the  time of  original
                         issuance;
                           (viii)  securities  which the  Corporation has bought
                and has agreed to sell in the future; provided, however, that the Corporation's investments in preferred stocks described in clause (iv) above rated "baa" by Moody's or A by S&P shall be included in Eligible Assets only to the extent that the aggregate Market Value of all such preferred stocks of any single issuer does not exceed (x) 6% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and
                (y) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above; and provided, however, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated Baa by Moody's or A by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 6% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the immediately preceding proviso; and provided, however, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses
                (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated A by Moody's or AA by S&P or whose preferred stock is rated "a" by Moody's or AA by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 10% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 8% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the two immediately preceding provisos; and, provided, however, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated AA or higher by Moody's or AAA or higher by S&P or whose preferred stock is rated "aa" or higher by Moody's or AAA or higher by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 20% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 10% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the three immediately preceding provisos; and provided, however, that the Corporation's investments in common stocks described in clause (v) above of any single issuer shall be included in Eligible Assets only to the extent that all such common stock of such issuer does not exceed (x) 6% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the four immediately preceding provisos; and, provided, further, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above issued by issuers in any one industry (other than each of the utilities and banking industries and utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed 20% of the aggregate Market Value of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the five immediately preceding provisos; and provided, further, that the Corporation's investments in common stocks described in clause (v) above issued by issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) and the banking industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that (I), in the case of issuers in the utilities industry, (x) the aggregate Market Value of such common stocks does not exceed 50%, and (y) the aggregate Market Value of such common stocks issued by issuers regulated by any one state does not exceed 7% (15% in the case of California and New York) and
                (II), in the case of issuers in the banking industry, the aggregate Market Value of such common stocks does not exceed 20%, of the aggregate Market Value of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the six immediately preceding provisos; and provided, further, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above issued by issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the seven immediately preceding provisos:

Moody's Rating or
Equivalent Rating     Maximum Utilities     Maximum Issued
on Preferred          Sub-Industry          By Issuers Regulated
Stock (1)             Concentration (2)     By Any One State (2)
-----------------     -----------------     --------------------
         "aaa"            100%                     100%
         "aa"             100%                      20%
         "a"               60%                      10% (3)
         "baa"             50%                       7% (3)



         (1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks rated by S&P but not Moody's.

          (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

  (3) Such percentage shall be 15% in the case of utilities regulated by California or New York.

                ; and provided, further, that the Corporation's investments in preferred stocks, common stocks and bonds described in clauses
                (iv), (v) and (vii) above issued by issuers in the banking industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the eight immediately preceding provisos: Moody's Rating or Equivalent Rating on Maximum Banking Preferred Stock (1) Industry Concentration (2)
                         "aaa"                       100%
                         "aa"                         60%
                         "a"                          40%
                         "baa"                        20%

                           (1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks rated by S&P but not Moody's.

                           (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

                ; and provided, further, that the Corporation's investments in bonds described in clause (vii) above issued by issuers in the utility industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the nine immediately preceding provisos: Moody's Rating or Maximum Equivalent Rating Utility on Bonds (1) Concentration (2)
                         Aaa                            100%
                         Aa                              60%
                         A                      40%
                         Baa                             20%

                          (1) Refers to senior debt rating of collateral bonds. The equivalent Moody's rating must be lowered one full rating category for bonds rated by S&P but not Moody's.

                          (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

                ; and provided, further, that the Corporation's investments in auction rate preferred stocks described in clause (iv) above shall be included in the Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from the Eligible Assets pursuant to the ten immediately preceding provisos; and
                            (ix) no assets  which are subject to any lien may be
                includable in Eligible Assets, unless such lien is included as a liability in determining Net Coverage Value.
                   By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for stockholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (vii) above or meet such criteria but are excluded from Eligible Assets by the foregoing provisos) may be included in Eligible Assets and the descriptions of Eligible Assets set forth in this definition may be adjusted, modified, altered or changed and any such adjustment, modification, alteration or change will not be deemed to affect the contract rights of shares of MMP or the Holders thereof if Moody's has advised the Corporation in writing that the inclusion of such assets in Eligible Assets or the adjustment, modification or change in such description of Eligible Assets would not adversely affect its then-current rating of the MMP.
                   (mm) "Failure to Deposit," with respect to any shares of MMP, shall mean a failure by the Corporation to pay to the Auction Agent, not later than 12:00 Noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any such shares or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such shares in The City of New York, New York, the cash redemption price to be paid on such redemption date for any shares after Notice of Redemption is given pursuant to paragraph (b) of
        Section 3 of this Part I.
                   (nn) "Holder," with respect to any share of MMP, shall mean the registered holder of shares of MMP as the same appears on the stock books of the Corporation.
                   (oo) "Independent Accountants" shall mean a nationally recognized firm of accountants, that is with respect to the Corporation a firm of independent public accountants under the Securities Act of 1933, as amended from time to time.
                   (pp) "Initial Rate Period," with respect to the initial issuance of MMP, shall mean the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date therefore
                (qq)  "Market Value" of any asset of the Corporation shall mean:
    (i)  with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, pursuant to the provisions in the following clause (ii); and
                            (ii)  with  respect  to an  investment  which is not
                listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Corporation by two or more nationally recognized securities dealers making a market in such investment at the time. If there is no sale or bid price for an investment as provided in the preceding sentence, an investment shall be deemed to have a Market Value of zero. By resolution of the Board of Directors and without amending the Articles, the calculation of Market Value may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the shares of MMP, provided that the Corporation shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Corporation.
                   (rr) "Master Purchaser's Letter" has the meaning specified in
        Section 1 of Part II hereof.
                   (ss) "Minimum Holding Period" shall mean the then-current minimum holding period (contained, as of the Date of Original Issue, in
        Section 246(c) of the Code) required for corporate taxpayers generally to be entitled to the Dividends Received Deduction.
                   (tt) "Minimum Rate Period" shall mean any Rate Period consisting of 49 Rate Period Days or such greater or lesser number of Rate Period Days as shall be established as the Minimum Rate Period by resolution of the Board of Directors of the Corporation pursuant to subparagraph (b)(ii)(C) of Section 2 of this Part I.
                   (uu)  "MMP(R)" means Money Market Cumulative Preferred Stock, par value $.01 per share.
                   (vv)  "MMP Paying Agent" shall mean Chemical Bank or any
                    successor, unless and until
        another bank or trust company has been appointed as MMP Paying Agent by a resolution of the Board of Directors pursuant to Section 9 of this
        Part I and thereafter such substitute bank or trust company.
                   (ww) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors, and if Moody's no longer rates the shares of MMP, any nationally recognized statistical rating organization designated by the Corporation, subject to the approval of Shearson Lehman Brothers Inc.
                   (xx) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.
                   (yy) "Net Coverage Value" of the Corporation's Eligible Assets means the difference of (A) (i) the aggregate Coverage Value, as determined pursuant to the definition thereof, of Eligible Assets plus
        (ii) the lesser of (w) the market value of the assets underlying a purchased futures contract assumed to be owned by the Corporation in connection with clause (v) of the third paragraph of Section 8(b) of this Part I divided by the Discount Factor that corresponds to assets of such types of Eligible Assets and (x) the settlement value of the assets underlying the futures contract, plus (iii) the lesser of (y) the market value of the assets underlying a written put option assumed to be owned by the Corporation in connection with clause (v) of the third paragraph of Section 8(b) of this Part I divided by the Discount Factor that corresponds to assets of such types of Eligible Assets and (z) the exercise value of the written put option, minus (iv) the discounted value of securities sold in accordance with clause (i)(A) of the definition of Eligible Assets in paragraph (ll) of Section 11 of this
        Part I to the extent that the discounted value of such securities has been included in the calculation of the aggregate Coverage Value on Eligible Assets, minus (v) the amount the Corporation agrees to pay if it sells a security and agrees to buy it back in the future, minus (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends (and any Additional Distributions), late charges, interest expense, operating expenses expected to accrue during the next three months, amounts payable to the Auction Agent, the MMP Paying Agent and the Common Stock Paying Agent, any liabilities in connection with repurchase agreements entered into by the Corporation and any liabilities resulting from the requirements set forth in paragraph (b) of Section 8 of this Part I) that would appear on the Eligible Asset Evaluation Date on the face of the Corporation's statement of assets and liabilities and without duplication to the extent already reflected in the Corporation's balance sheet, provided that for purposes of this subclause (B), such operating expenses shall not be less than $200,000 and such liabilities shall also include the redemption price payable with respect to the shares of MMP, if any, that are covered by a Notice of Redemption sent prior to, or being sent on the date of such determination.
       (zz)  "1940 Act" means the Investment Company Act of 1940, as amended.
       (aaa)"1940 Act Asset Coverage" and "1940 Act Asset Coverage is met"
        shall mean as
        of any date of determination, that the ratio of the value of the Corporation's total assets, less all liabilities and indebtedness not representing senior securities (as defined in the 1940 Act), to the aggregate amount of senior securities representing indebtedness of the Corporation plus the aggregate of the liquidation preference of the shares of MMP, is at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).
                   (bbb) "1940 Act Asset Coverage Cure Date" shall mean the 1940 Act Asset Coverage Evaluation Date next following a 1940 Act Asset
        Coverage Evaluation Date with respect to which the 1940 Act Asset Coverage is not met.
                   (ccc) "1940 Act Asset  Coverage  Evaluation  Date" shall mean
        (i) the Business Day immediately preceding each dividend declaration date for the Common Stock and (ii) unless 1940 Act Asset Coverage has been determined in connection with a dividend declaration during such month, the last Business Day of each calendar month.
                   (ddd) "Notice of Redemption" shall mean any notice with respect to the redemption of shares of MMP pursuant to Section 3 of this
        Part I.
                   (eee) "Preferred Stock" shall mean the preferred stock, par value $.01 per share of the Corporation, and includes the MMP.
                   (fff) "Projected Dividend Amount," for the MMP as of any Eligible Asset Evaluation Date, means the amount of cash dividends, based on the number of shares of MMP outstanding on such Eligible Asset Evaluation Date, which (whether or not earned or declared) are accumulated on such shares up to but not including such Eligible Asset Evaluation Date and unpaid and which are projected to accumulate on such shares from such Eligible Asset Evaluation Date until the 56th day, as specified below, after such Eligible Asset Evaluation Date, at the following rates:
                            (i) for the period  beginning on the Eligible  Asset
                Evaluation Date and ending on the first following Dividend Payment Date for the MMP or the 56th day after such Eligible Asset Evaluation Date, whichever is sooner, the Applicable Rate in effect on such Eligible Asset Evaluation Date; and
                            (ii)  for  the  period   beginning   on  such  first
                following Dividend Payment Date and ending on the 56th day following such Eligible Asset Evaluation Date, the product of the Maximum Rate on the last occurring Auction Date (but with the prevailing rating of such shares, for purposes of determining such Maximum Rate, being deemed "Below 'baa3'" in the case of a Failure to Deposit that has not been cured) (or, if prior to the first Auction Date, 150% of the 60-day "AA" Composite Commercial Paper Rate on April 11, 1991) and 2.26.
       The  number of days in each of the  periods  referred  to above  shall be determined by including the first day and excluding the last day of each such period. If the date of determination is not an Eligible Asset Evaluation Date, then the Projected Dividend Amount for the MMP as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect any decrease in the number of shares of MMP outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the MMP. If the Board of Directors increases the length of Minimum Rate Periods pursuant to subparagraph (b)(ii)(C) of Section 2 of this Part I, or designates a Special Rate Period pursuant to Section 4 of this Part I, the Projected Dividend Amount shall be determined in accordance with procedures approved by Moody's.
                   (ggg) "Rate Period" shall mean the Initial Rate Period thereof and any Subsequent Rate Period, including any Special Rate Period, for the MMP.
                   (hhh) "Rate Period Days" for any Rate Period consisting of less than four Dividend Periods, shall mean the number of days (without giving effect to subparagraphs (b)(ii)(A) and (b)(ii)(C) (excluding the provisos of such subparagraph (b)(ii)(C)) of Section 2 of this Part I) in such Rate Period.
                   (iii) "Retroactive Taxable Allocation" shall mean, for any taxable year, the amount of dividends ineligible for the Dividends Received Deduction, or portion thereof, for which notice thereof had not been given to the Auction Agent as provided in Section 6 of Part II of these Articles Supplementary.
                   (jjj) "S&P" shall mean Standard & Poor's Corporation, a New York corporation and its successors.
                   (kkk) "Short-term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation (or, in the case of an instrument specified by clauses (i) and (ii) below, on the Eligible Asset Evaluation Date), the remaining terms of maturity thereof are not in excess of 90 days:
                            (i)  U.S. Treasury Securities;
                            (ii)  commercial  paper that is rated at the time of
                purchase or acquisition and the Eligible Asset Evaluation Date at least P-1 by Moody's and is issued by an issuer (or guaranteed or supported by a person or entity other than the issuer) whose long-term unsecured debt obligations are rated at least Aa by Moody's;
                            (iii) demand or time  deposits in,  certificates  of
                deposit of, or banker's acceptance issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of purchase or acquisition and the Eligible Asset Evaluation Date, have (1) credit ratings from Moody's of at least P-1, in the case of commercial paper, and (2) credit ratings from Moody's of at least Aa, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the
                Corporation, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's shall be at least A; and provided, further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the commercial paper, if any, of such depository institution or trust company is not rated below P-1 by Moody's and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Corporation);
                            (iv) repurchase obligations with respect to any U.S.
                Treasury Security entered into with a depository institution, trust company or securities dealer (acting as principal) which meets the credit rating requirements for commercial paper and long-term unsecured debt obligations specified in clause (iii) above; and
                            (v)  Eurodollar  demand  or  time  deposits  in,  or
                certificates of deposit of, the head office or the London or Tokyo branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and long-term unsecured debt obligation specified in clause (iii) above, provided that the interest receivable by the Corporation shall be in U.S. dollars and shall not be subject to any withholding or similar taxes.
                   (lll) "Special Rate Period," with respect to the MMP, shall mean any Subsequent Rate Period commencing on the date designated by the Corporation in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof which period consists of that number of consecutive Dividend Periods for such period set forth below:

                                                       Number of
                Special Rate Period                  Dividend Periods
                -------------------                  ----------------
                91 Rate Period Days                        1
                182 Rate Period Days                       2
                1 Year                                     4
                3 Years                                   12
                5 Years                                   20
                   (mmm) "Subsequent Rate Period" shall mean the period from and including the first day following the Initial Rate Period to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; provided, however, that if any Subsequent Rate Period is also a Special Rate Period such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.
                   (nnn) "Substitute Commercial Paper Dealer" shall mean The First Boston Company or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided that none of such entities shall be a Commercial Paper Dealer.
                   (ooo) "Substitute U.S. Government Securities Dealer" shall mean The First Boston Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors if such entity is a U.S. Government securities dealer; provided that none of such entities shall be a U.S. Government Securities Dealer.
                   (ppp) "Treasury Rate", on any date for any Rate Period shall mean (i) the yield on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date or (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the yields (expressed as an interest equivalent in the case of a Rate Period consisting of four Dividend Periods and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealer selected by the Corporation to provide such rate or rates being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers as the case may be, or, if the Corporation does not select any such
        Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

               (qqq)  "U.S.  Government  Securities  Dealer"  shall mean  Lehman
          Government Securities Inc., Goldman Sachs & Co., Salomon Brothers Inc., and Morgan Guaranty Trust Company of New York or their respective affiliates or successors if such entity is a U.S. Government Securities Dealer.

                   (rrr) "U.S. Treasury Securities" shall mean obligations issued by, and backed by the full faith and credit of, the United States of America which, other than Treasury bills, are not zero coupon securities.
                   (sss) "Voting Period" shall have the meaning set forth in paragraph (b) of Section 5 of this Part I.
                                                  PART II

               1. Certain Definitions. Capitalized terms not defined in Section 1 of this Part II shall have the respective meanings specified in Part I hereof. As used in this Part II, the following terms shall have the followings meanings, unless the context otherwise requires:

                        (a) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation; provided that no Broker-Dealer controlled by, in control of or under common control with the Corporation shall be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a director of the Corporation be an Affiliate solely because such director or executive officer is also a director of the Corporation.
                        (b) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

               (c) "Available MMP" shall have the meaning specified in paragraph
          (a) of Section 4 of this Part II.

               (d) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II. (e) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph
          (a) of Section 2 of this Part II. (f) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Corporation, and has entered into a Broker-Dealer Agreement that remains effective. (g) "Broker-Dealer Agreement" shall mean an agreement among the Corporation, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II. (h) "Existing Holder," when used with respect to shares of MMP, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of MMP in the records of the Auction Agent. (i) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II. (j) "Master Purchaser's Letter" shall mean a letter, addressed to the Corporation, the Auction Agent, a BrokerDealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to offer to sell and/or to sell shares of MMP as set forth in this Part II. (k) "Maximum Rate," for shares of MMP on any Auction Date, shall mean: (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Corporation pursuant to Section 4 of Part I of these Articles Supplementary, the product of (A) the "AA" Composite Commercial Paper Rate on such Auction Date for the next Rate Period of such shares and
          (B) the Rate Multiple on such Auction Date, unless such shares have or had a Special Rate Period and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of such shares after such Special Rate Period, in which case the higher of:
          (A) the dividend rate on such shares for the then-ending Rate Period, and (B) the product of (1) the higher of (x) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such shares if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period if such Rate Period consists of four or more Dividend Periods, and (y) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Rate Period of such shares if such Special Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Special Rate Period if such Special Rate Period consists of four or more Dividend Periods and, (2) the Rate Multiple on such Auction Date; or (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Corporation pursuant to Section 4 of Part I of these Articles Supplementary, the product of (A) the highest of (1) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such shares if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period if such Rate Period consists of four or more Dividends Periods, (2) the "AA" Composite Commercial Paper Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of four or more Dividend Periods and (3) the "AA" Composite Commercial Paper Rate on such Auction Date for Minimum Rate Periods and (B) the Rate Multiple on such Auction Date.
          (l) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II. (m) "Outstanding" shall mean, as of any Auction Date with respect to shares of MMP, the number of such shares theretofore issued by the Corporation except, without duplication, (i) any shares of MMP theretofore canceled or delivered to the Auction Agent for cancellation or purchased or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation and funds shall have been deposited to pay the cash redemption price as provided herein, (ii) any shares of MMP as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (iii) any shares of MMP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation. (n) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof. (o) "Potential Holder", when used with respect to shares of MMP, shall mean any Person, including any Existing Holder of shares of MMP, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring shares of MMP (or, in the case of an Existing Holder of shares of MMP, additional shares of MMP). (p) "Rate Multiple," for shares of MMP on any Auction Date, shall mean the percentage, determined as set forth below, based on the prevailing rating of such shares in effect at the close of business on the Business Day next preceding such Auction
          Date: Prevailing Rating Percentage  ----------------- ---------- "aa3"
          or  higher..............   150%   "a3".........................   175%
          "baa3".......................  200% Below "baa3"................. 225%
          provided, however, that if the Fund has notified the Auction Agent that it expects that any portion of the dividend to be paid on the shares of MMP will be ineligible for the Dividends Received Deduction in such Rate Period, or any portion of the dividend to be paid in such Rate Period on such shares will be characterized as constituting a return of capital, prior to the Auction establishing the Applicable Rate for such shares, the applicable percentage in the foregoing table with respect to such portion of the dividend shall be multiplied by
          (x) one minus the product of (i) one minus the Dividends Received Deduction rate and (ii) the maximum marginal regular Federal income tax rate generally applicable to corporations (currently 34%) and (y) divided by the quantity one minus the maximum marginal regular Federal income tax rate generally applicable to corporations. For purposes of this definition, the "prevailing rating" of shares of MMP shall be (i) "aa3" or higher if such shares have a rating of "aa3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, (ii) if not "aa3" or higher, then "a3" if such shares have a rating of "a3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, (iii) if not "aa3" or higher or "a3", then "baa3" if such shares have a rating of "baa3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, and (iv) if not "aa3" or higher, "a3" or "baa3", then "Below 'baa3'". The Corporation shall take all reasonable action necessary to enable Moody's to provide a rating for shares of MMP. If Moody's shall not make such a rating available, the Corporation, subject to the approval of Shearson Lehman Brothers Inc., shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the MMP and the Corporation shall take all reasonable action to enable such rating agency to provide a rating for shares of MMP. (q) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of MMP. (r) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of
          Section 2 of this Part II. (s) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time. (t) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this
          Part II. (u) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II. (v) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II. (w) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part I. (x) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.
          (y) "Winning  Bid Rate" shall have the meaning  specified in paragraph
          (a) of Section 4 of this Part II. 2. Orders by Existing Holders and Potential Holders. (a) Prior to the Submission Deadline on each Auction Date: (i) each Existing Holder of shares of MMP may submit to a Broker-Dealer by telephone or otherwise information as to: (A) the number of Outstanding shares, if any, of MMP held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for such shares for the next succeeding Rate Period; (B) the number of Outstanding shares, if any, of MMP held by such Existing Holder which such Existing Holder offers to sell if the Applicable Rate for such shares for the next succeeding Rate Period shall be less than the rate per annum specified by such Existing Holder; and/or (C) the number of Outstanding shares, if any, of MMP held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for such shares for the next succeeding Rate Period; and (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders (by telephone or otherwise), including Persons that are not Existing Holders, on such lists to determine the number of Outstanding shares, if any, of MMP which each such Potential Holder offers to purchase if the Applicable Rate for such shares for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Holder. For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph
          (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause
          (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders". (b) (i) A Bid by an Existing Holder of shares of MMP on an Auction Date shall constitute an irrevocable offer to sell: (A) the number of Outstanding shares of MMP specified in such Bid if the Applicable Rate for such shares of MMP determined on such Auction Date shall be less than the rate specified therein; (B) such number or a lesser number of Outstanding shares of MMP to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for shares of MMP determined on such Auction Date shall be equal to the rate specified therein; or (C) such number or a lesser number of Outstanding shares of MMP to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of MMP and Sufficient Clearing Bids do not exist. (ii) A Sell Order by an Existing Holder of shares of MMP on an Auction Date shall constitute an irrevocable offer to sell: (A) the number of Outstanding shares of MMP specified in such Sell Order; or
          (B) such number or a lesser number of Outstanding shares of MMP as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist. (iii) A Bid by a Potential
          Holder of shares of MMP on an Auction Date shall constitute an irrevocable offer to purchase: (A) the number of Outstanding shares of MMP specified in such Bid if the Applicable Rate for shares of MMP determined on such Auction Date shall be higher than the rate specified therein; or (B) such number or a lesser number of Outstanding shares of MMP as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for shares of MMP determined on such Auction Date shall be equal to the rate specified therein. (c) No Order for any number of shares of MMP other than whole shares shall be valid. 3. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of MMP obtained by such Broker-Dealer and shall specify with respect to each Order for such shares: (i) the name of the Bidder placing such Order; (ii) the aggregate number of Outstanding shares of MMP that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder of shares of MMP:
          (A) the number of Outstanding shares, if any, of MMP subject to any Hold Order placed by such Existing Holder; (B) the number of Outstanding shares, if any, of MMP subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (C) the number of Outstanding shares, if any, of MMP subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder of shares of MMP, the rate and number of shares of MMP specified in such Potential Holder's Bid. (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%. (c) If an Order or Orders covering all of the Outstanding shares of MMP held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent. (d) If any Existing Holder submits through a Broker Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding shares of MMP held by such Existing Holder, such Orders shall be considered valid in the following order of priority: (i) all Hold Orders for shares of MMP submitted on behalf of such Existing Holder shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of MMP held by such Existing Holder, and if the number of shares of MMP subject to such Hold Orders exceeds the number of Outstanding shares of MMP held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of MMP held by such Existing Holder; (ii) (A) any Bid for shares of MMP shall be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the number of shares of MMP subject to any Hold Orders referred to in clause (i) above; (B) subject to subclause (A), if more than one Bid for shares of MMP with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of MMP subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of MMP subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of MMP equal to such excess; (C) subject to subclauses (A) and (B), if more than one Bid for shares of MMP with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and (D) in any such event, the number, if any, of Outstanding shares of MMP subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of MMP by a Potential Holder at the rate therein specified; and (iii) all Sell Orders for shares of MMP shall be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the sum of shares of MMP subject to valid Hold Orders referred to in clause
          (i) above and valid Bids by such Existing Holder referred to in clause
          (ii) above. (e) If more than one Bid for one or more shares of MMP is submitted on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified. (f) Any Order submitted by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable. 4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall, after the Submission Deadline on each Auction Date, determine: (i) the excess of the number of Outstanding shares of MMP over the number of Outstanding shares of MMP subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available MMP"); (ii) from the Submitted Orders whether: (A) the number of Outstanding shares of MMP subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for such shares; exceeds or is equal to the sum of:
          (B) the number of Outstanding shares of MMP subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate for such shares; and (C) the number of Outstanding shares of MMP subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of MMP in subclauses (B) and (C) above is each zero because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively, as "Sufficient Clearing Bids"); and (iii) if Sufficient Clearing Bids exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if: (A) (I) each such Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of MMP that are subject to such Submitted Bids; and (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the shares of MMP that are the subject of such Submitted Bids; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of MMP which, when added to the number of Outstanding shares of MMP to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available MMP. (b) Promptly after the Auction Agent has made the determination pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Corporation of the Maximum Rate for shares of MMP for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for such shares for the next succeeding Rate Period thereof as follows: (i) if Sufficient Clearing Bids for such shares exist, that the Applicable Rate for such shares for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for such shares so determined; (ii) if Sufficient Clearing Bids for such shares do not exist (other than because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), that the Applicable Rate for such shares for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for such shares; or
          (iii) if all of the Outstanding shares of MMP are subject to Submitted Hold Orders, that the Applicable Rate for such shares for the next succeeding Rate Period thereof shall be equal to (A) the product of
          (1) either (a) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period consists of less than four Dividend Periods, or (b) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods, and (2) one minus the maximum marginal regular Federal income tax rate generally applicable to corporations (currently 34%), divided by (B) one minus the product of (1) one minus the Dividends Received Deduction rate and (2) the maximum marginal regular Federal income tax rate generally applicable to corporations (rounded up to the next highest one thousandth (.001) of 1%); provided, however, that if the Corporation has notified the Auction Agent that any portion of the dividend to be paid on the shares of MMP is expected to be ineligible for the Dividends Received Deduction in such Rate Period, or characterizes any portion of the dividend to be paid in such Rate Period on such shares as constituting a return of capital, the Applicable Rate in respect of that portion of the dividend on shares of MMP for such Rate Period that represents such ineligible amount shall be the rate described in the preceding clause
          (A)(1)(a) or (A)(1)(b) as applicable. 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of MMP that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:
          (a) If Sufficient Clearing Bids for shares of MMP have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such shares shall be rejected: (i) Existing Holders' Submitted Bids for shares of MMP specifying any rate that is higher than the Winning Bid Rate for such shares shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of MMP subject to such Submitted Bids; (ii) Existing Holders' Submitted Bids for shares of MMP specifying any rate that is lower than the Winning Bid Rate for such shares shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of MMP subject to such Submitted Bids; (iii) Potential Holders' Submitted Bids for shares of MMP specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding shares of MMP that are the subject of such Submitted Bids; (iv) Each Existing Holder's Submitted Bid for shares of MMP specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of MMP subject to such Submitted Bid, unless the number of Outstanding shares of MMP subject to all such Submitted Bids shall be greater than the number of shares of MMP ("remaining shares") in the excess of the Available MMP over the number of shares of MMP subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Outstanding shares of MMP subject to such Submitted Bid, but only in an amount equal to the number of Outstanding shares of MMP obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and (v) Each Potential Holder's Submitted Bid for shares of MMP specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of MMP obtained by multiplying the number of Outstanding shares in the excess of the Available MMP over the number of shares of MMP subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of MMP subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for such shares; and (b) If Sufficient Clearing Bids for shares of MMP have not been made (other than because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders for such shares shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such shares shall be rejected: (i) Existing Holders' Submitted Bids for shares of MMP specifying any rate that is equal to or lower than the Maximum Rate for such shares shall be rejected, thus entitling such Existing Holders to continue to hold the shares of MMP subject to such Submitted Bids; (ii) Potential Holders' Submitted Bids for shares of MMP specifying any rate that is equal to or lower than the Maximum Rate for such shares shall be accepted, thus requiring the Potential Holder to purchase shares of MMP that are the subject of such Submitted Bids; (iii) Each Existing Holder's Submitted Bid for shares of MMP specifying any rate that is higher than the Maximum Rate of such shares and the Submitted Sell Orders for shares of MMP of each Existing Holder shall be accepted, thus requiring each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the shares of MMP subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Outstanding shares of MMP obtained by multiplying the number of shares of MMP subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to all such Submitted Bids and Submitted Sell Orders. (c) If all of the Outstanding shares of MMP are subject to Submitted Hold Orders, all Submitted Bids for such shares shall be rejected. (d) If, as a result of the procedures described in clause
          (iv) or (v) of paragraph  (a) or clause (iii) of paragraph (b) of this
          Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of MMP on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of MMP. (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of MMP on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of MMP for purchase among Potential Holders so that only whole shares of MMP are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of MMP on such Auction Date. (f) Based on the results of each Auction for shares of MMP, the Auction Agent shall determine the aggregate number of shares of MMP to be purchased and the aggregate number of shares of MMP to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of shares of MMP such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of shares of MMP such Broker-Dealer shall receive, as the case may be, shares of MMP. 6. Notification of Allocations. Whenever the Corporation expects to allocate any net capital gains or other income ineligible for the Dividends Received Deduction to any dividend on shares of MMP, or to characterize any portion of the dividend to be paid on such shares as constituting a return of capital, the Corporation may, but shall not be required to, notify the Auction Agent of the amount estimated to be so allocated at least six Business Days preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Corporation, it will in turn notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will notify its Existing Holders and Potential Holders believed to be interested in submitting an Order in the Auction to be held on such Auction Date. 7. Miscellaneous. To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect. SECOND: The foregoing amendment to the charter was advised by the Board of Directors and, to the extent required, approved by the stockholders of the Corporation. IN WITNESS WHEREOF, PREFERRED INCOME FUND INCORPORATED has caused these presents to be signed in its name and on its behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and the said officers of the Corporation acknowledge said instrument to be the corporate act of the Corporation, and state under penalties of perjury that to the best of their knowledge,  information and belief the matters and facts therein set forth with respect to authorization and approval are true in all material respects, all on July 19, 1996.

                                                    PREFERRED INCOME FUND
                                                         INCORPORATED

                                                   By    DONALD CRUMRINE
                                                          Donald F. Crumrine
                                                          Vice President

ATTEST:

PETER STIMES
Peter C. Stimes
Assistant Secretary




Effective as of July __, 1996 pursuant to (i) receipt of a written confirmation of Moody's Investors Service, Inc. ("Moody's"), dated , 1996, that the modifications, alterations or changes contained herein will not adversely affect its current rating of the MMP and that any such action is in accordance with guidelines established by Moody's, (ii) approval of the Board of Directors on July __, 1996, and (iii) filing of a notice to Moody's of the approval of the Board of Directors by letter of the Corporation dated July __, 1996.